Exhibit 10.10

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

EXECUTION VERSION

BOXED PLATFORM DEVELOPMENT AND SERVICES AGREEMENT

PREAMBLE.

This BOXED PLATFORM DEVELOPMENT AND SERVICES AGREEMENT (this “MSA”), including all exhibits, schedules, annexes, and other attachments hereto and each SOW (as defined below) issued hereunder (collectively, the “Agreement”) is made and entered into as of February 12, 2021 (the “Effective Date”), and is by and among Ashbrook Commerce Solutions LLC, a Delaware limited liability company with offices at 451 Broadway, Second Floor, New York, NY 10013 (“Boxed”), AEON Integrated Business Services Co., Ltd., a corporation incorporated under the laws of Japan with offices at 1-5-1Nakase, Mihamaku Chiba-shi, Chiba 261-8515, Japan (“AEON”); and, for the purpose of acknowledging and accepting the guarantee set forth in Section 26, Giddy Inc., a Delaware corporation with offices at 451 Broadway, Second Floor, New York, NY 10013, and Boxed and AEON may be referred to individually herein as a “Party” and collectively herein as the “Parties”.

RECITALS.

WHEREAS, Boxed owns and operates a consumer and business-to-business e-commerce, fulfillment, analytics, marketing and logistics platform (collectively, the “Boxed Platform”);

WHEREAS, Boxed has necessary and desirable technology, design, engineering, staffing, infrastructure, and other resources needed by AEON in order to support the development, public deployment, maintenance, marketing, and support of AEON’s e-commerce and digital marketplace operations and related digital properties based on certain portions of the Boxed Platform to be developed, designed, and maintained in accordance with the terms of the Agreement (the “Licensed Platform”);

WHEREAS, AEON wishes to obtain, and Boxed wishes to provide, certain enumerated licenses with respect to the Licensed Platform together with such related, necessary and/or desirable services as such services are described herein and as may be subsequently agreed upon in statements of work, work orders, purchase orders, and/or similar instruments (collectively “SOWs”) executed by the parties during the Term in accordance with this Agreement (collectively, the “Services”);

CONFIDENTIAL

NOW THEREFORE, in consideration of the terms and conditions set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENT.

1.             Definitions. For purposes of this Agreement, each capitalized word or phrase listed below shall have the meaning so designated. Capitalized words or phrases defined elsewhere in this Agreement shall have the meanings ascribed to the same as and where defined herein.

“AEON Competitor” means any Person (other than AEON or its Affiliates) that operates a business primarily in an applicable Territory identified in an implementing SOW where such business is directly competitive with the business of the applicable AEON Affiliate that executed such SOW in such Territory.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one (1) or more intermediaries, controls, is controlled by, or is under common control with, the Person specified as of the date on which the determination of affiliation is being made; provided, however, that “Affiliate” shall exclude any Boxed Competitor. For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise. AEON may request in writing to Boxed that another Person who does not fall within the above definition of Affiliate be deemed an Affiliate solely for the purposes of the definition of “Authorized User” in this Agreement and Boxed shall not unreasonably withhold its consent for any such request with respect to any entity in which AEON Co., Ltd owns, directly or indirectly, more than twenty percent (20%) of such entity’s voting securities; provided, in any case, that such Person is not a Boxed Competitor. The Parties agree that Aeon Next Preparation Co., Ltd is a Boxed Competitor.

“Authorized User” means a natural person who is either (i) an employee, agent, or contractor (in each case, a natural person) of AEON or AEON’s Affiliates that are not Boxed Competitors who has been rightfully authorized by AEON to access and use the Licensed Platform or other Services of Boxed under and in accordance with this Agreement solely for the benefit of AEON; or (ii) solely with respect to the public-facing portions of the Licensed Platform, an individual consumer or individual business/enterprise customer that has agreed to the applicable privacy policies, acceptable use policies, and other standard terms and conditions for access to and use of the Licensed Platform.

“Boxed Competitor” shall mean any Person who provides solutions or products similar to the Boxed Platform or operates an e-commerce business in the United States.

“Boxed Know-how” means any know-how (including Confidential Information) relating to e- commerce business operations, physical good fulfilment logistics, marketing services, customer retention management and customer service systems, data management, website and mobile application design, and data analytics that Boxed currently owns or devises, or develops or comes to own during the Term, including through development, design, maintenance and improvement of the Boxed Platform and/or the Licensed Platform.

“Confidential Information” means any and all non-public, confidential, proprietary, and/or secret data, ideas, concepts, or other information of any kind whatsoever disclosed by one Party to the other, whether in written, oral, graphic or electronic form, regardless of whether identified at the time of such disclosure as “confidential” or “proprietary” or words of similar import. “Confidential Information” of a Party shall also be deemed to include any notes, analyses, compilations, studies, interpretations, memoranda or other documents (regardless of the form thereof), which contain, in whole or in part, any of the other Party’s Confidential Information. Furthermore, the terms of this Agreement shall be deemed Confidential Information of both parties.

CONFIDENTIAL

“Customer Materials” means any software, systems, Data, documentation, specifications and/or other materials made available or provided by AEON or any of its Representatives to Boxed or its Representatives in connection with the Agreement, including, without limitation, the Required Customer Materials.

“Data” means all data or information submitted by or on behalf of one Party to another Party and/or its Representatives for use, storage, transmission, or processing in connection with the Agreement.

“Escrow Materials” shall include the Source Code and the Technical Documentation of the Licensed Platform (which shall include any features that have been developed under any SOW between Boxed and AEON).

“Intellectual Property Rights” means all tangible and intangible rights, priorities and privileges associated with works of authorship, design, creation, and/or invention wherever and throughout the world, whether registrable or un- registrable, registered or unregistered, which subsist or will subsist now or in the future, including, but not limited to, copyrights, moral rights, and mask works; trademarks and trade name rights, domain names, logos, design elements, and similar rights; trade secret rights; know-how; database rights, software, source code, application programming interfaces, software plug-ins, and rights in software; passing off rights, unfair competition rights, rights in get-up, goodwill and the right to sue for passing off; patents, designs, algorithms, and other legally protectable intellectual or industrial property rights (of every kind and nature throughout the world and however designated); and all registrations, initial applications, renewals, extensions, continuations, divisions, or reissues now or hereafter in force (including any rights in the foregoing) anywhere in the world, that exist as of the Effective Date or hereafter come into existence, regardless of whether or not such rights have been registered with the appropriate authorities in such jurisdictions in accordance with the relevant legislation.

“Person” means an individual or, where applicable, a business entity, regardless of type or place of organization/formation.

“Personally Identifiable Information” or “PII” means (i) the personal Data as defined under the laws of the relevant Territory where the data subject resides in; or (ii) in the event no law specified in clause (i) is in effect or is not applicable as to AEON, any Data or other information that, when used alone or with other Data in a Party’s possession, identifies or is capable of identifying a natural person including, without limitation, an individual’s name, address, social security number, driver’s license number, credit card information, e-mail address, IP address, account identifiers, passport information, phone number, and date of birth.

“Representative” means any Affiliate of a Party and such Party’s and its Affiliates’ respective officers, directors, employees, agents, consultants, advisors (including financial advisors, auditors, counsel, and tax advisors) and/or any other representatives of such Persons, including their respective successors and permitted assigns.

“Required Customer Materials” any materials, software, data or systems to be provided to Boxed in order for Boxed to perform the Services under any SOW or to develop, design, create, upgrade, modify, and/or maintain the Licensed Platform in accordance with the Agreement.

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“Source Code” shall mean the computer programming code of the Licensed Platform and all updates to the Licensed Platform in human readable format, including all documentation and instructions necessary to maintain, interpret, compile and install.

“Technical Documentation” shall mean the technical documents required to enable AEON to maintain, amend, correct and/or modify the Source Code.

“Territory” means the territory/territories as identified in the respective SOWs, subject, in any case, to applicable prohibitions under applicable export, sanctions, bribery, anti- corruption, anti-money laundering or related laws.

2.             SOW Services.

2.1.            SOWs. For all Services requested by AEON and to be provided by Boxed hereunder, the parties will create and execute a mutually agreed SOW, which SOW will, among other things, set forth in sufficient detail to the extent applicable, the scope, term, pricing, use permissions, and licensed technology/services, licenses granted, service levels and other terms and conditions related to the services to be performed pursuant to each SOW. All requests for such Services from Boxed will be subject to Boxed’s availability, feasibility of such request and additional fees at Boxed’s then-current rate for the requested Services (or such other fees based on the scope of the requested Services). A sample SOW is attached hereto as Exhibit B (Sample SOW) for reference purposes, which sample SOW may differ from such sample based on the nature of the Services to be provided. SOW 1 (as attached hereto as Schedule 2) will set out the general terms of the master license of the Licensed Platform by Boxed to AEON and AEON Affiliates.

2.2.            Precedence. In the event of any conflicts between the terms and conditions of any SOW and the terms and conditions set forth elsewhere in the Agreement, the terms and conditions of the MSA will govern and control and take precedence to the extent of such conflict, except where an SOW expressly states it will govern and control and take precedence over the MSA in the case of a conflict and identified with specificity the Sections hereof that are to be superseded by the terms and conditions of the applicable SOW.

2.3.            SOW Termination. Each SOW may be terminated in accordance with the terms of the Agreement or the applicable SOW. Termination of any one or more particular SOWs shall not affect the term of any SOW not terminated nor the effectiveness of this Boxed Platform Development and Services Agreement unless also terminated in accordance with the Agreement.

2.4.            Cooperation. AEON will provide Boxed with such cooperation and information as necessary for Boxed to perform the Services and its other obligations in the Agreement, including, without limitation; (i) by providing Boxed with access to the Required Customer Materials; (ii) making available to Boxed sufficient personnel, interpretation services, and facilities as necessary to facilitate its timely completion of the Services, and (iii) as otherwise specified in any SOW.

2.5.            Service Level Agreements. Subject to AEON’s compliance with the terms and conditions of this Agreement and conditioned on its timely payment of applicable Fees and Expenses hereunder, Boxed will provide support with respect to the Licensed Platform in accordance with the service and support levels set forth in the applicable SOW.

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3.             License and Ownership Rights.

3.1.            Boxed Ownership Rights. As between the Parties, and subject to Sections 3.2 (AEON Ownership Rights) and 3.3 (License), Boxed will solely own and retain all right, title and interest (including all Intellectual Property Rights) in and to the Boxed Platform, Licensed Platform, Boxed Know-how and the Services, and all improvements, enhancements, updates, upgrades and modifications to, and derivative works of, the foregoing, regardless of inventorship (collectively, “Boxed Platform IP”). To the extent that ownership of, or any rights in, any Boxed Platform IP vests in AEON or any of its Representatives, AEON hereby irrevocably assigns and conveys to Boxed all right, title and interest in and to such Boxed Platform IP and shall execute such instruments and take such actions as are necessary to effect such transfer on behalf of itself and any such Representatives. Use of the Services are licensed, and provision of the Licensed Platform is subject to license, not sold. Neither the Agreement nor any provision therein nor the performance thereof transfers ownership from Boxed to AEON of any Intellectual Property Right of any kind whatsoever. Subject to Section 3.3 (License), Boxed does not grant AEON any licenses, covenants not to sue, or other rights under any Intellectual Property Rights by virtue of the Agreement or the performance thereof, whether by implication, estoppel or otherwise.

3.2.            AEON Ownership Rights. [***] (“Jointly Owned Intellectual Property”), with each owning an equal and undivided interest in such Jointly Owned Intellectual Property. Except as otherwise agreed by the Engaging Aeon Entity and Boxed in an SOW or other writing, each party shall be entitled to freely to use the Jointly Owned Intellectual Property within the scope of this Agreement and within their respective groups. For the avoidance of doubt, the parties agree that any AEON Affiliate that has executed an implementing SOW with Boxed for any Territory may use the Jointly Owned Intellectual Property at no additional costs; provided that Boxed will not be required to affirmatively implement, configure or otherwise deploy any such Jointly Owned Intellectual Property for any such AEON Affiliate unless Boxed and such AEON Affiliate separately agree in an SOW, and, for clarity, Boxed may charge fees for such implementation, configuration and/or deployment as would be agreed upon in such SOW. Any improvements, updates and modifications made to such Jointly Owned Intellectual Property shall be owned by the party making such improvements, update and modifications (save for where such improvements, update and modifications are made by Boxed upon AEON’s request and at AEON’s cost where the Parties have expressly agreed pursuant to an SOW that such improvements, updates and modification will be jointly owned by Boxed and the applicable Engaging Aeon Entity; in such a case, the improvements, update and modifications shall be jointly-owned).

3.3.            License. Subject to AEON’s compliance with the terms of the Agreement, Boxed hereby grants AEON (or the AEON Affiliate as the case may be as specified in an applicable SOW) a limited, revocable, non-exclusive (save that the license shall be exclusive to AEON and the relevant AEON Affiliate in each Territory in which an SOW is issued for the term of the SOW) royalty- bearing, non-sublicensable, non-transferable (except as set forth in Section 22 (Assignment; Successors and Assigns) below) license to use and operate the portions of the Licensed Platform described in the applicable SOW to support the development, public deployment, maintenance, marketing, and support of those lines of business expressly specified in the SOWs issued hereunder, solely in the Territory, and subject to the terms and conditions of the Agreement, including the implementing SOW. In the event AEON (or an AEON Affiliate as the case may be) and Boxed enter into an SOW for a new Territory where Boxed has an existing customer, Boxed shall grant AEON and the AEON Affiliate an exclusive license in that Territory, subject to existing licenses and exclusivity rights granted to pre-existing customers. The rights and liabilities of AEON and each AEON Affiliate that has entered into or issued with an SOW shall be several and in each case, the limitations applicable to AEON’s liability set forth in Section 11 will apply to AEON and AEON’s Affiliates collectively and not individually.

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3.4.             Authorized Users. AEON will not permit any Person to access, use or operate the Licensed Platform, except that AEON may permit its Authorized Users to use the Licensed Platform in accordance with the license set forth in Section 3.3 (License); provided that AEON ensures each such Authorized User complies with all applicable terms and conditions of the Agreement (including applicable privacy policies, acceptable use policies and other general terms and conditions), and is fully and directly responsible to Boxed for any act or omission by each such Authorized User in connection with their use of the Licensed Platform. AEON shall, and shall require all Authorized Users to, use all reasonable means to secure user names and passwords, hardware and software used to access the Services, and comply with customary security protocols, and shall promptly notify Boxed if AEON suspects that any user name and password has been compromised. Each account for access to and use of the Services may only be accessed and used by the specific Authorized User for whom such account is created.

3.5.            Feedback. Subject to the provisions of Section 3.2 (AEON Ownership Rights), AEON and/or its Representatives may provide Boxed and/or its Representatives with suggestions, ideas, concepts, requests, questions, descriptions, test results or other feedback, either orally, electronically, visually, in writing or otherwise, concerning the Licensed Platform, the Boxed Platform, the Services, and/or Boxed Intellectual Property Rights or other deliverables and/or activities in connection with this Agreement (collectively, the “Feedback”). Boxed will solely own all such Feedback and all rights therein for all lawful purposes, and AEON hereby irrevocably assigns and conveys to Boxed all right, title and interest in and to such Feedback and shall execute such instruments and take such actions as are necessary to effect such transfer.

3.6.            Restrictions. AEON shall not, and shall not allow any other Person (including any of its Representatives or Authorized Users) to (i) decompile, disassemble, reverse engineer or otherwise attempt to reconstruct or discover any source code, underlying ideas, trade secrets or interoperability interfaces of the Services and/or Licensed Platform; (ii) remove any product identification, copyright or other notices on the Services and/or the Licensed Platform; (iii) resell, provide, lease, lend, sublicense, use for timesharing, service bureau, hosting purposes or otherwise use the Services and/or the Licensed Platform to or for the benefit of third parties other than in support of the business of AEON as expressly provided in the licenses to the Services and/or the Licensed Platform provided for in the Agreement; (iv) modify, adapt, alter, translate or incorporate into or with other software or create a derivative work of any part of the Services and/or Licensed Platform without Boxed’s express prior written authorization; (v) gain or attempt to gain unauthorized access to the Services, the Boxed Platform, the Licensed Platform, or their related systems or networks; (vi) access the Services, the Boxed Platform, the Licensed Platform, or their related systems or networks for purposes of monitoring their availability, performance or functionality, or for any other benchmarking or competitive purposes; and/or (vii) use the Services, the Boxed Platform, the Licensed Platform, or their related systems or networks to store or transmit viruses, worms, time bombs, Trojan horses and other harmful or malicious code, files, scripts, agents or programs.

6	CONFIDENTIAL

3.7.            Platform and Services Modifications. Boxed is constantly innovating its products and services in order to seek to provide the best possible experience for its own customers and to improve the Boxed Platform. AEON acknowledges and agrees that Boxed may be restricted from integrating certain improvements, services, functions or features of the Boxed Platform due to its obligations towards other third parties, and therefore, such improvements, services, functions or features will not be available for integration into the Licensed Platform. [***] Additionally, except as provided in any SOW or elsewhere in the Agreement, AEON acknowledges and agrees that the form and nature of the Services that Boxed provides, and the Licensed Platform, may be changed from time to time, including without limitation, security patches, added functionality, and other enhancements; provided that (1) where there is a material change to the Licensed Platform, Boxed shall provide AEON prior written notice as soon as reasonably practicable; (2) such changes shall not materially reduce the level of service provided by Boxed to AEON; (3) any new features and/or new editions of the Licensed Platform may involve incremental fees, if applicable, at Boxed’s sole discretion, subject to written authorization from AEON as provided in a new or updated SOW. Notwithstanding the above, where AEON does not agree to the abovementioned incremental fees for any proposed material change and/or new edition of the Licensed Platform, Boxed shall continue to license to AEON, and AEON shall still be entitled under clause 3.3 to the most recent version or edition of the Licensed Platform without the proposed material change.

3.8.            Customer Materials. Subject to Boxed’s compliance with the terms and conditions of the Agreement, including Section 8 and Boxed’s use of Marks, AEON hereby grants Boxed and its subcontractors and service providers a limited, revocable, non-exclusive, non-transferable, non- sublicensable, royalty-free, worldwide license to use, copy, resize and modify the Customer Materials (including Required Customer Materials) solely in connection with the performance of Boxed’s obligations under the Agreement, including, without limitation, the provision of the Services and operation, maintenance and improvement of the Boxed Platform and Licensed Platform.

4.             Fees, Expenses and Payment Terms.

4.1.            Fees. In consideration for performance of the Services and the license contemplated in Section 3.3 (License), AEON will pay Boxed or its designee the fees as set forth in any applicable SOW (subject to Section 4.4 (Fee Adjustment)). Where a monthly fee is payable, AEON shall make the payment on or before the first day of each month during the Term and prorated as applicable for any such partial month. On or prior to the date of delivery of the Licensed Platform, AEON will pay Boxed an additional one-time implementation fee in an amount set forth in any applicable SOW (subject to Section 4.4 (Fee Adjustment)) (collectively, with any fees, costs and charges provided for in any SOW issued hereunder, the “Fees”). The payment terms for such Fees (where applicable) shall be set out in the applicable SOWs.

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4.2.            Expenses. In addition to Fees, AEON will reimburse Boxed for all documented out-of-pocket expenses, including travel expenses, incurred by Boxed and its Representatives in connection with performing the Services to the extent set forth as approved expenses in the budgets approved by AEON from time to time or otherwise approved in writing by AEON (“Expenses”). Boxed will invoice AEON in writing on a monthly basis for all such Expenses incurred. The payment terms for such Expenses (where applicable) shall be set out in the applicable SOWs, or if not specified in an applicable SOW, will be payable by AEON within forty-five (45) days after receipt of such invoice.

4.3.            Payment Terms. In accordance with any applicable SOW issued hereunder, all payments made to Boxed will be made in U.S. dollars (or such other currency as may be agreed upon by Parties in an SOW) by wire transfer or ACH of immediately available funds to an account designated by Boxed and will be non-refundable. Any amounts due to Boxed hereunder and not paid when due will accrue late charges at the lesser of a rate of [***]. Each Party may at any time set off any liability owed to the other Party under the Agreement against any liability of such Party owed to the other Party under the Agreement. If the liabilities to be set off are expressed in different currencies, the Party setting off any liability hereunder may convert either liability at a market rate of exchange for the purpose of set-off. Any exercise by a Party of its rights under this clause shall not limit or affect any other rights or remedies available to it under this Agreement or otherwise.

4.4.            Fee Adjustments. To the extent that Boxed and AEON mutually agree to expand the definition of the Licensed Platform or the scope of the Services (such expansion, “Additional Activities”), the parties will promptly and in good faith negotiate a commensurate increase in the Fees and Expenses payable to Boxed to compensate Boxed for such Additional Activities, and in no event will Boxed be required to perform any such Additional Activities until a mutually acceptable increase has been approved in writing by AEON.

4.5.            Taxes. AEON will be responsible for the payment, accrual, and reporting of all sales, gross receipt, property and real estate, income, employment, use, ad valorem and excise taxes, and any other similar taxes, duties and charges of any kind imposed by any federal, state, multinational or local governmental regulatory authority (collectively, “Taxes”) on any amount payable by AEON to Boxed hereunder (including, those applicable to the licenses granted hereunder and AEON’s use of the Services), other than any taxes imposed on Boxed’s income. Without limiting the foregoing, in the event that AEON is required to deduct or withhold any taxes from the amounts payable to Boxed hereunder, AEON shall pay an additional amount, so that Boxed receives the amounts due to it hereunder in full, as if there were no withholding or deduction. If Boxed has the legal obligation to collect Taxes for which AEON is responsible, the appropriate amount shall be invoiced to and paid by AEON within thirty (30) business days upon receipt of such invoice from Boxed, unless AEON provides Boxed with a valid tax exemption certificate authorized by the appropriate taxing authority. AEON will indemnify and hold harmless Boxed for any loss or damage (including without limitation any penalties and interest) sustained because of AEON’s failure to collect, accrue, report, and/or pay any Taxes.

8	CONFIDENTIAL

4.6.            Audit Rights. Boxed shall have the right, upon twenty (20) days’ prior notice to AEON [***] to have its accountants and/or auditors review any and all records and documentation maintained by AEON in connection with its receipt of the Services and use of the Licensed Platform to verify and confirm the amount of Fees payable to Boxed under the Agreement. In the event of any underpayment of Fees disclosed by any such audit, AEON shall within sixty (60) days of completion of such audit pay to Boxed any amounts due to Boxed as shown by such audit. Notwithstanding the foregoing, AEON shall have the right to review and challenge any audit results before those results are final. If the parties are unable to agree upon audit results, they will jointly hire a third-party auditor to resolve any disputes. If AEON challenges the Boxed findings, and the results of further audits show an amount due to Boxed, then the amount will be due within sixty (60) days of the date that the challenge is resolved. Conversely, if any such further audit demonstrates that Boxed has been over-compensated then Boxed will reimburse AEON for those amounts within sixty (60) days of such findings or will authorize AEON to withhold from future remittance until made whole. Audits will be conducted solely at Boxed’s expense, unless such audit results in an underpayment from AEON to Boxed in excess of a net five percent (5%) underpayment of amounts previously paid, in which case, the reasonable and documented out-of- pocket third-party costs and expenses of performing such audit will be paid by AEON.

4.7.            Arms’-Length Transaction. Boxed and AEON acknowledge and agree that (i) this Agreement and all of the services, obligations and activities set forth herein or contemplated hereby, is an arms’-length commercial transaction; (ii) the parties have full and independent judgment of the commercial benefit and risk involved and, except as set forth herein, have not relied on any representation made by one Party to the other in entering into this Agreement; (iii) no Party shall by virtue of this Agreement be deemed to be the representative of the other Party or any of its Affiliates or other Representatives for any purpose whatsoever; and (iv) no Party shall have the power or authority as agent or in any other capacity to represent, act for, bind, or otherwise create or assume any obligation on behalf of any other Party for any purpose whatsoever.

5.             [***]Covenants; Representations and Warranties.

5.1.            General Authority. AEON and Boxed each represent and warrant that: (i) the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate actions of such Party; (ii) this Agreement is a valid and binding obligation of such Party and enforceable against it in accordance with its terms; (iii) there are no pending actions or proceedings, or threatened actions or proceedings, which, if adversely determined against such Party, would impair such Party’s right to perform its obligations hereunder; (iv) such Party has the necessary authority to grant all of the rights granted to the other Party hereunder; and (v) the individual signing this Agreement on behalf of such Party is authorized to execute this Agreement on behalf of such Party hereto. Giddy Inc. represents and warrants that (i) it has entered into an intercompany services agreement with Boxed whereby Giddy Inc. has licensed to Boxed all of its Intellectual Property Rights necessary or desirable to accomplish the purposes of this Agreement and has otherwise taken all necessary or desirable corporate action to execute, deliver and perform this Agreement and (ii) it is the sole member of Boxed.

5.2.            No Violation or Conflict. AEON and Boxed each represent and warrant that this Agreement and the transactions contemplated hereby shall not violate any applicable laws, rules or regulations.

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5.3.           Compliance with Territory Laws. Notwithstanding Section 5.2 (No Violation of Conflict), AEON will be solely responsible for ensuring that Boxed’s performance of the Services and provision of the Licensed Platform, and AEON’s receipt of the Services and use of the Licensed Platform, in each case complies with their respective applicable Territory laws, rules and regulations. Without limiting the foregoing, AEON will (i) obtain all consents, permissions and approvals necessary to ensure AEON’s and Boxed’s compliance with the respective applicable Territory laws, rules and regulations from any Person (including, without limitation, any Authorized User) that accesses or uses any portion of the Licensed Platform or provides any PII in connection with the Licensed Platform; (ii) prepare and post a conspicuous and comprehensive terms of use, privacy policy and other appropriate documents or disclaimers (collectively, “User Agreements”), in each case in accordance with the requirements of their respective applicable Territory laws, rules and regulations; (iii) comply with the User Agreements; and (iv) ensure that all Persons (including, without limitation, all Authorized Users) that access or use any portion of the Licensed Platform or that provide any PII in connection with the Licensed Platform are presented with, and expressly assent to, the User Agreements. Boxed shall provide commercially reasonable cooperation and assistance to AEON in integrating the User Agreements for the various Territories into the Licensed Platform.

5.4.            Export Restrictions. AEON will not remove or export from the United States or re- export from anywhere any part of the Licensed Platform and/or Services or any direct product thereof to any prohibited country or Party as specified by the export laws of the United States. Where Boxed is aware that AEON intends to export the Licensed Platform and/or Services to any prohibited country or Party as specified by the export laws of the United States, it shall inform AEON. Further, each Party warrants to the other that it is not on the United States’ prohibited Party list and is not located in or a national resident of any country on the United States’ prohibited country list. AEON acknowledges that the Services and Licensed Platform contain encryption technology, export of which is subject to regulation by the U.S. and certain foreign jurisdictions.

5.5.            Boxed’s Warranties. Boxed represents and warrants that to the best of Boxed’s knowledge, that as of the date hereof, (1) the Licensed Platform is free of bugs, viruses, worms, ransomware, spyware, adware, trojan horses and other malicious software; and (2) the Licensed Platform does not infringe any third Party’s Intellectual Property Rights. Boxed further represents and warrants that (1) the Licensed Platform will be developed by employees or subcontractors of Boxed and/or its Affiliates within the scope of their employment or engagement, and each of the foregoing will be under written agreements containing obligations of confidentiality consistent with this MSA, and assigning all rights, including all Intellectual Property Rights, in the Licensed Platform and related deliverables to Boxed; (2) Boxed has or has access to all necessary know-how, expertise and experience to perform its obligations under the Agreement to the satisfaction of AEON; (3) the Licensed Platform and related deliverables as provided shall conform in all material respects with the software specifications agreed upon by the Parties pursuant to the applicable implementing SOW, and the Services will be performed in a professional and workmanlike manner consistent with all applicable industry standards; (4) upon delivery to AEON, the Licensed Platform and its related deliverables will not be subject to any open source license that requires any such deliverables to be disclosed or distributed in source code form, licensed for the purposes of making derivative works, or to be redistributed at no charge; (5) Boxed shall implement in the Licensed Platform reasonable security measures and features of good industry standards; and (6) Boxed shall take commercially reasonable steps in accordance with industry standards and practices designed to ensure that during the Term the Licensed Platform will be free of bugs, viruses, worms, ransomware, spyware, adware, trojan horses and other malicious software.

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5.6.            OTHER WARRANTIES DISCLAIMED. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, BOXED AND ITS REPRESENTATIVES EXPRESSLY DISCLAIM ALL WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF NONINFRINGEMENT, TITLE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. AEON HEREBY ACKNOWLEDGES THAT ITS USE OF THE SERVICES, THE LICENSED PLATFORM, AND/OR ANY OTHER SOFTWARE, MATERIALS, DATA, CONFIDENTIAL INFORMATION OR OTHER INFORMATION PROVIDED BY BOXED IN CONNECTION WITH THIS AGREEMENT IS NOT GUARANTEED TO BE FREE OF BUGS, VIRUSES, TROJAN HORSES, INTERRUPTIONS OR ERRORS. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SERVICES, THE LICENSED PLATFORM, AND/OR ANY OTHER SOFTWARE, MATERIALS, DATA, CONFIDENTIAL INFORMATION OR OTHER INFORMATION PROVIDED BY BOXED ARE PROVIDED “AS IS” WITH ALL FAULTS. AEON AGREES THAT ALL RISK PERTAINING TO THE USE OF THE SERVICES AND THE LICENSED PLATFORM IS ASSUMED BY AEON ALONE. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY BOXED OR ANY OF ITS REPRESENTATIVES WILL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF ANY WARRANTY PROVIDED HEREIN.

6.             Confidentiality.

6.1.            Obligations of Confidentiality. During the Term, and for ten (10) years thereafter, each Party shall: (i) maintain all Confidential Information disclosed to it or its Representatives by or on behalf of the other Party in strict confidence; (ii) not disclose such Confidential Information to any other Person, except as expressly contemplated and permitted in this Agreement; and (iii) not use any such Confidential Information for any purpose other than the performance or enforcement of this Agreement; provided that each Party’s obligations under this Section 6 will survive in perpetuity with respect to Confidential Information that the disclosing Party is entitled to claim trade secret protection over under applicable United States law. At the disclosing Party’s request and sole option, the receiving Party shall promptly return to such disclosing Party or its designee or destroy, and shall cause its Representatives to promptly return to such disclosing Party or its designee or destroy, all Confidential Information of the disclosing Party (including any written, printed or other tangible materials embodying such Confidential Information, and all copies or excerpts thereof) in the receiving Party’s or its Representatives’ control or possession, and certify the completion of such return or destruction in writing to the disclosing party. Notwithstanding the return or destruction of Confidential Information, each Party and its Representatives will continue to be bound by their obligations under this Agreement.

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6.2.            Exclusions from Obligations. A Party’s confidentiality, use and non-disclosure obligations set forth in Section 6.1 (Obligations of Confidentiality) shall not apply where Party can demonstrate the information (i) was in the public domain at the time of disclosure or use without the breach of the Agreement or any other agreement or fiduciary duty or the violation of any law by the receiving Party or its Representatives; (ii) was known, without restriction as to use or disclosure, to the receiving Party or its Representatives acting on its behalf prior to the time of disclosure without the breach of the Agreement or any other agreement or fiduciary duty or the violation of any law by the receiving Party or its Representatives; (iii) is rightfully acquired by the receiving Party from a third party who has the right to disclose it and who provides it without restriction as to use or disclosure; and/or (iv) is proven by contemporaneous records to be independently developed by the receiving Party or its Representatives prior to receiving such Confidential Information from the disclosing Party and/or its Representatives.

6.3.            Legally Required Disclosure. If a receiving Party or any of its Representatives is requested or required to disclose any Confidential Information of the disclosing Party in, through or by any mandatory legal, judicial, and/or administrative proceeding or process, then such receiving Party shall, to the extent practicable and legally permissible, immediately notify the disclosing Party in writing and, to the extent practicable and legally permissible, deliver to such disclosing Party a copy of any such request, requirement or other relevant evidence so that such disclosing Party may seek a protective order or other appropriate remedy to prevent or limit such disclosure. If, in the absence of a protective order or other remedy, the compelled Party’s legal counsel advises such Party that disclosure is nonetheless legally required and delivers to the disclosing Party its written legal opinion reasonably acceptable to the disclosing party setting forth that conclusion, then the compelled Party may, without liability hereunder, disclose only that portion of the Confidential Information which such legal counsel so advises is legally required to be disclosed; provided further, however, that the compelled Party and its Representatives shall use reasonable efforts to preserve the confidentiality of such Confidential Information to the greatest extent possible.

6.4.            Permitted Disclosure. Each Party may disclose the Confidential Information of the disclosing Party to their respective Representatives on a ‘need to know’ basis, and subject to (a) entering into a written agreement with (or professional, legal or fiduciary duty of confidentiality consisting of) substantially the same use, non-disclosure and confidentiality obligations as are contained in this Agreement; and (b) the receiving Party being held liable for such Representatives’ unauthorized use and/or disclosure of the Confidential Information. Each Party may disclose the terms of this Agreement to its current and prospective investors, lenders, underwriters and acquirers (and their respective advisors and attorneys) in connection with due diligence activities subject to a commercially reasonable obligation of confidentiality, and in connection with an action to enforce its rights hereunder. Each Party will obtain the other Party’s prior written consent prior to any press release that references such Party or this Agreement. Notwithstanding the foregoing, the other terms and conditions of this Agreement remain the Confidential Information of both parties.

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6.5.          No Warranty. ALL CONFIDENTIAL INFORMATION IS PROVIDED “AS IS.” Except as otherwise expressly provided herein (i) neither Party has made or does make any representation or warranty, express or implied, as to the accuracy or completeness, or non-infringement of any rights of any other person, or of any Confidential Information it has or will deliver; and (ii) nothing contained in this Section 6 (Confidentiality) shall be construed as any Party granting or conferring any rights by license or otherwise in any Confidential Information to the other Party.

6.6.          Injunctive Relief. Each Party acknowledges and agrees that damages at law may be an insufficient remedy to the disclosing Party in the event that any of the covenants contained in this Section 6 (Confidentiality) are violated or, in the applicable disclosing Party’s reasonable discretion are anticipated to be violated. Accordingly, in addition to any other remedies or rights that may be available to a Party, each disclosing Party shall also be entitled to equitable relief, including injunction and specific performance, , as one of its remedies for any such breach or anticipated breach. Such remedies shall not be the exclusive remedies for a breach or anticipated breach of this Agreement, but shall be in addition to all other remedies available at law or in equity.

7.             Data Security and Privacy

7.1.          Personally Identifiable Information. Boxed agrees that it shall store and process the Authorized User PII in compliance with the terms of the Agreement and all applicable laws governing the use, collection, disclosure and storage of such information in all material respects. Boxed shall only permit access to such PII to those of its Representatives having a need to know and who have signed confidentiality agreements or subject to legal, fiduciary, professional or other similar duties of confidentiality at least as restrictive as those contained in this Agreement, and Boxed further agrees that it shall not further disclose such information to any unauthorized third party without the prior written consent of AEON except as may be required by law or as expressly provided for in the Agreement. AEON acknowledges and agrees that it is responsible for preparing and posting (or, if specified in an SOW, for providing to Boxed and instructing Boxed to post) a conspicuous and detailed privacy policy and ensuring that consumers or any person who may provide PII are presented with, and agree to the terms of, such privacy policy prior to accessing the Licensed Platform. Such privacy policy will, among other things, comply with (and allow Boxed to comply with) all applicable laws, rules and regulations and clearly explain what information, including PII, is collected in connection with an Authorized Users use of the Licensed Platform, and all possible uses, transfers and disclosures AEON and its Representatives may undertake with respect to such collected and/or accessed PII.

7.2.          Data Security. Each Party’s data security obligations are set forth more fully in the Data Security Attachment, attached hereto as Exhibit A (Data Security Attachment), and by this reference incorporated herein.

7.3.          Data Collection and Use. Boxed may collect Data from the Licensed Platform in connection with the Services, including, but not limited to, Data from websites associated with the Licensed Platform, Data from emails sent by Boxed to AEON’s customers and prospective customers, and Data pertaining to measuring and reporting on an ad campaign using behavioral collection points via pixels, beacons, tags, cookies and other tracking devices (“Pixels”) (“Customer Data”). Such Customer Data shall belong to AEON, and Boxed may only use any Customer Data provided by or on behalf of AEON or generated by AEON’s and/or its Authorized Users’ use of the Services or Licensed Platform (a) to provide, operate and support the Licensed Platform and the Services, or (b) to the extent such Data does not contain PII or AEON Confidential Information, subject to AEON’s prior written consent for any purpose in any manner without permission or constraint (including, without limitation, for purposes of external marketing and distribution). Boxed may use anonymized and aggregated versions of the Customer Data provided by or on behalf of AEON or generated by AEON’s and/or its Authorized Users’ use of the Services or Licensed Platform to improve the Services, to improve the Licensed Platform or the Boxed Platform, and for internal reporting, training, corporate governance and development purposes. Boxed assumes no responsibility whatsoever regarding the improper implementation or usage of Pixels by AEON or its Representatives. If Pixels are implemented incorrectly, it may impact Boxed’s ability to measure the campaign. AEON is solely responsible for proper implementation of Pixels on digital assets made a part of or relating to the Licensed Platform. If Boxed is implementing the Pixels on the instructions of AEON, AEON shall ensure that it provides comprehensive instructions and Boxed shall ensure that the Pixels are deployed in accordance with AEON’s instructions.

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8.             Use of Marks.

8.1.          Use of Marks. AEON hereby grants Boxed a limited, revocable, royalty-free, non- sublicensable, non-transferable, non-exclusive worldwide license during the Term to use (i) the names, domains, logos, design elements, service marks and trademarks designated by AEON for integration into the Licensed Platform (the “Platform Marks”) as necessary to perform the Services or as otherwise set forth in any SOW; and (ii) AEON’s business name and designated logo (together with the Platform Marks, the “Marks”) to market, promote and advertise the Boxed Platform and the Services. As between the parties, all goodwill associated with the Marks will inure to the sole benefit of AEON. Boxed will use the Marks in compliance with AEON’s standard brand guidelines attached hereto as Exhibit C.

8.2.          Boxed Marks. Boxed grants AEON (or the AEON Affiliate as the case may be as specified in an applicable SOW) a limited, revocable, royalty- free, non-sublicensable, non-transferable, non- exclusive worldwide license during the Term to use its designated names, logos, design elements, service marks and trademarks (“Boxed Marks”) solely in the form approved by Boxed and in accordance with Boxed’s standard branding guidelines as provided in writing from time-to-time for the sole purpose of representing Boxed as the provider of the Licensed Platform. As between the parties, all goodwill arising from AEON’s or any AEON Affiliate’s use of the Boxed Marks will inure to the sole benefit of Boxed. Each use of the Boxed Marks will be subject to Boxed’s prior written approval in each instance. The foregoing license shall not be interpreted as confirmation by Boxed that it has registered any Boxed Marks in any country, or be deemed to create any obligation for Boxed to register, maintain or renew any Boxed Marks worldwide.

8.3.          All marketing materials using the Marks or the Boxed Marks will be submitted to the respective owners of such Marks or Boxed Marks by the Party that created such marketing materials for written approval prior to distribution of such marketing materials; provided, however, that no approval is needed for the same or similar to prior approved uses of the Marks or Boxed Marks, which approval shall be deemed to continue until withdrawn in writing by the owner/licensor of the Marks or Boxed Marks. Each Party will advise the other of its approval or disapproval of any such marketing materials within ten (10) business days of its receipt of such marketing materials or such shorter or longer time as the Parties agree; provided, in each case, that Boxed will not be in breach under any service level agreement, and Parties will not be in breach of any other obligation in the Agreement as a direct result of a Party’s delay in providing approval. If approval or disapproval for such use is not communicated to the other Party within such period, such marketing materials will be deemed approved.

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9.             Term and Termination.

9.1.          Term. The term of this Agreement (“Term”) shall commence upon the Effective Date and will continue until the earlier of: (i) ninety (90) days from the date the last SOW issued hereunder expires or terminates; and (ii) the date as and when terminated in accordance with the termination provisions of this Section 9 (Term and Termination) and/or elsewhere in this Agreement (a “Termination”).

9.2.          Termination. Either Party may cancel or terminate this Agreement (and the SOWs hereunder) by giving written notice of breach or default if the other Party: (a) (or in the case of AEON as the terminating Party, Giddy Inc. and/or Boxed) becomes insolvent, unable to pay debts when due, or the subject of bankruptcy proceedings not terminated or stayed within thirty (30) days of any voluntary or involuntary filing; or makes a general assignment for the benefit of creditors; or if a receiver is appointed for any of its property; (b) breaches or defaults on its undisputed payment obligations, and such breach or default remains uncured after fifteen (15) business days; (c) materially breaches the Agreement in a manner that cannot be cured; (d) materially breaches the Agreement and fails to cure such breach within thirty (30) days following receipt of written notice from the non-breaching Party detailing the nature of such breach and the remedy to cure in accordance with this Agreement; or (e) breaches or defaults on other obligation under this Agreement and fails to cure the breach or default within sixty (60) days after receipt of written notice (“Events of Default”).

9.3.          Effect of Termination. All licenses and other rights of AEON to use the Licensed Platform and any Services hereunder will terminate as of the date of any Termination. Unless otherwise expressly authorized by Boxed in writing, AEON will, at its own expense, promptly return to Boxed or destroy all copies of the Licensed Platform and all Boxed Data and Confidential Information in its or its Representatives possession or control delivered in connection with this Agreement, including permanent removal of such copies and Confidential Information (consistent with customary industry practice for data destruction) from any storage devices or other hosting environments that are in AEON’s possession or under AEON’s control. At Boxed’s request, an officer of AEON will certify in writing to Boxed its compliance with the provisions of this Section 9.3 (Effect of Termination). No refunds of any amounts paid will be made as a result of any Termination of this Agreement; provided, however, that if this Agreement is terminated due to Boxed committing an Event of Default, then Boxed will refund any unearned amounts paid in advance to it by AEON or the AEON Affiliate no later than thirty (30) days after final determination of Boxed’s Event of Default by the proper authority in accordance with this Agreement. Other than as provided in the foregoing with respect to a breach by Boxed, termination of the Agreement or any SOW issued thereunder will not forgive or otherwise eliminate the obligation of AEON to remit any and all Fees, Expenses and other amounts incurred or otherwise due and payable prior to the effective date of Termination of the Agreement and/or each applicable SOW. The termination of this Agreement and/or refund of unearned amounts paid to Boxed as a direct result of Boxed committing an Event of Default shall not in any way prejudice or affect the rights of AEON and/or AEON Affiliate to recover, Subject to Section 11 (Limitation of Liability) of this Agreement, all loss and damages sustained by AEON and/or AEON Affiliate as a direct result of the Event of Default. Where AEON or an AEON Affiliate has pre-paid any Fees for Services not yet performed, the “unearned amount” with respect to any such pre- paid Fees shall mean the amount representing such un-performed Services under relevant SOW.

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9.4.          Software Escrow Agreement. If (A) (i) any proceedings or procedure is commenced or filed with a view to the winding-up or dissolution of Boxed (or Giddy Inc.) which is not dismissed within ninety (90) days, or (ii) if a petition or application for voluntary or involuntary bankruptcy or insolvency has been filed or is filed by Boxed (or Giddy Inc.) which is not dismissed within ninety (90) days, or (iii) if Boxed (or Giddy Inc.) becomes subject to any proceeding under any domestic or foreign bankruptcy or insolvency law which is not dismissed within ninety (90) days, or (iv) except in connection with the grant of a pledge or lien in connection with a secured credit facility (where Boxed shall always in good faith and endeavor with commercially reasonable efforts to prevent disruption to the use of the Licensed Platform by AEON and/or AEON Affiliates), if all or substantially all of the Intellectual Property Rights pertaining to the Licensed Platform are subject to attachment, sequestration, execution or other similar process, and if such proceedings, procedure, petition or application has not been dismissed or withdrawn within ninety (90) days (“Insolvency Trigger”); or (B)[***]; then within thirty (30) days of such Insolvency Trigger or[***], Boxed shall enter into a software escrow agreement (“Escrow Arrangement”) with a software escrow service provider to be mutually agreed between Boxed and AEON (“Escrow Provider”), naming AEON as the beneficiary, and Boxed shall thereupon deposit the Escrow Materials with the Escrow Provider. Boxed further undertakes to procure that the Escrow Provider promptly signs the Escrow Arrangement. The fees and charges for safekeeping of the Escrow Materials shall be borne by AEON. The Escrow Materials shall be released, subject to all rights and obligations existing at the time of release, to the beneficiary AEON where there has been (A) an Insolvency Trigger, at least two (2) months prior to the cessation of Boxed’s business; or (B) [***]. Where there has been a release of the Escrow Materials pursuant to the Insolvency Trigger, AEON shall bear all costs in connection with the Escrow Agreement and shall reimburse Boxed where applicable. [***]

9.5.          Survival. The provisions contained in this Agreement that by their context, purpose, and/or nature are intended to survive Termination or expiration of the Term of this Agreement will survive.

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10.          Indemnification

10.1.        Indemnification by Boxed. Boxed shall, at its sole cost and expense, defend, indemnify and hold AEON and AEON’s Affiliates, and its and their respective Representatives (the “AEON Indemnitees”) harmless from and against, and on demand reimburse the AEON Indemnitees for, any out-of-pocket loss, liability, damage or expense (including, without limitation, reasonable and documented out-of-pocket attorney’s fees) (collectively, “Losses”) incurred in connection with the defense of third-party claims, demands, suits, proceedings, investigations or inquiries (collectively, “Claims”) made, brought or commenced by a third party (including without limitation regulators and other governmental and/or judicial bodies) against such AEON Indemnitees which arise or result from the assertion of any Claims that any portion and/or component of the Services and/or Licensed Platform (whether provided by Boxed or Giddy Inc.), when used as delivered and as authorized under this Agreement infringes the rights of a third party in the Territory (including but not limited to any patent, copyright, or trademark, or misappropriates other Intellectual Property Rights), except to the extent such Claims or Losses were caused by (A) modifications to the Services and/or Licensed Platform made without the express written approval of Boxed; (B) combination of the Services and/or Licensed Platform with any equipment, hardware, software, code, technology or services not provided by or expressly approved in writing by Boxed; (C) compliance with designs, guidelines, plans or specifications provided by or on behalf of AEON in writing; (D) use of the Licensed Platform or Services by AEON or its Representatives in a manner that violates this Agreement; or (E) AEON’s or AEON Affiliate’s use of the Boxed Marks (collectively (A)-(E), “Excluded Actions”). However, solely for purposes of the foregoing subclause (C), such Excluded Actions shall not include Claims brought against Boxed for actions executed or implemented by Boxed without reliance or compliance of the designs, guidelines, plans or specifications provided by AEON Indemnitees.

10.2.        Indemnification by AEON. AEON shall, at its sole cost and expense, defend, indemnify, and hold Boxed and its Affiliates, and its and their respective Representatives (the “Boxed Indemnitees”) harmless from and against, and on demand reimburse the Boxed Indemnitees for any Losses incurred in connection with Claims made, brought or commenced by a third party (including without limitation regulators and other governmental and/or judicial bodies) against such Boxed Indemnitees which arise or result from: (i) the assertion of any Claims that are Excluded Actions or allege any Customer Materials or Marks, infringes any patent, copyright, or trademark, or misappropriates other Intellectual Property Rights of a third party in the Territory (“AEON IP Claims”); and (ii) any breach by Section 5.3 (Compliance with Territory Laws) by AEON or any of its Representatives provided that Boxed has provided accurate information in relation to the Licensed Platform and Services, and any required cooperation hereunder in a reasonably prompt manner, so that AEON can carry out its obligations under Section 5.3 (Compliance with Territory Laws).

10.3.        Infringement Claims and/or Losses. Notwithstanding Section 10.1 (Indemnification by Boxed) or anything else in the Agreement to the contrary, if the use of any portion and/or component of the Services or Licensed Platform has become, or in the opinion of a qualified and licensed legal professional in the relevant Territory, is reasonably likely to become, the subject of any Claim or Losses relating to alleged infringement or misappropriation of any Intellectual Property Right, Boxed may, in its sole discretion and at its option and expense: (i) procure for AEON the right to continue using and receiving such component or portion as set forth in the Agreement; or (ii) replace or modify such component or portion to make it non-infringing (with comparable functionality). If the Parties agree that options in clauses (i) or (ii) are not reasonably practicable, terminate the portions of the Agreement (including any SOW) as it relates to such component or portion and provide a pro rata refund of any pre-paid and unused Fees incurred by AEON for such component or portion. Such refund shall, subject to Section 11 (Limitation of Liability) of this Agreement, not in any way prejudice or affect the rights of AEON to recover all loss and damages sustained by AEON under Section 10.1. Boxed will have no liability or obligation with respect to any such Claim or any Losses to the extent caused by an Excluded Action. This Section 10.3 (Infringement Claims and/or Losses) together with Section 10.1 (Indemnification by Boxed) contains AEON’s exclusive remedies and Boxed’s sole liability for Claims and Losses related to or arising from infringement and/or misappropriation of Intellectual Property Rights.

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10.4.        Procedure for Claims. If any indemnified Party suffers or incurs any Losses or is presented with any Claim, the indemnified Party will promptly (but in any event within ten (10) days after such incurrence or presentment) notify the indemnifying Party in writing, which may be in electronic format, describing its claims for indemnification in reasonable detail and offering the indemnifying Party the opportunity to assume full responsibility for the defense and resolution of the Claims giving rise to such Losses, at the indemnifying Party’s sole cost and expense; provided, however, that (i) except with respect to an AEON IP Claim, failure by any indemnified Party to provide the indemnifying Party such written notice shall not relieve the indemnifying Party of its obligation to indemnify the applicable indemnified Part(ies) as set forth under this Agreement unless the indemnifying Party is materially and adversely affected thereby; (ii) neither the indemnifying Party nor its Representatives, insurers, or any other person shall enter into any settlement of any matters subject to indemnification under this Agreement without the applicable indemnified Party’s prior written consent to the extent it consents to injunctive relief or requires any admission of fault or any public statement or contains contract terms governing future activities that would materially affect the indemnified Party’s business or interests, said consent not to be unreasonably withheld, conditioned, or delayed; (iii) the applicable indemnified parties shall be permitted to participate in the selection of defense counsel and the defense of the claim, and (iv) if the indemnifying Party fails to oppose or defend against any such suit or action, the applicable indemnified parties may oppose and defend against such claims at the indemnifying Party’s sole cost and expense (including reasonable and documented out-of-pocket attorneys’ fees and expenses). The non-indemnifying Party shall provide the indemnifying Party with all commercially reasonable non-financial assistance, information, and authority reasonably required for the defense and settlement of a Claim subject to indemnification hereunder.

11.          LIMITATION OF LIABILITY.

11.1.        GENERAL LIMITATION. EXCEPT FOR LIMITED INDEMNIFICATION OBLIGATIONS AS EXPRESSLY PROVIDED FOR IN SECTION 10 (INDEMNIFICATION) OR IN CONNECTION WITH A BREACH OF SECTIONS 3.6 (RESTRICTIONS), 4 (FEES, EXPENSES AND PAYMENT TERMS) OR 6 (CONFIDENTIALITY), TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL EITHER PARTY OR ITS REPRESENTATIVES BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON FOR (I) ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES OR ANY LOSS OF OR HARM TO REVENUE, PROFITS, GOODWILL, ASSETS, OPPORTUNITIES, OR DATA WHATSOEVER, THAT ARE NOT PROVEN TO BE DIRECT DAMAGES UNDER THE LAWS OF ENGLAND AND WALES, WHETHER SUCH LIABILITY ARISES FROM ANY CLAIM BASED UPON CONTRACT, WARRANTY, TORT (INCLUDING WITHOUT LIMITATION NEGLIGENCE), PRODUCT LIABILITY OR OTHERWISE, WHETHER FORESEEABLE OR UNFORESEEABLE, ARISING FROM OR RELATED TO THIS AGREEMENT OR AEON’S USE OF THE LICENSED PLATFORM OR RELIANCE UPON THE SERVICES; (II) DURING THE FIRST FIVE (5) YEARS FROM THE EFFECTIVE DATE, TOTAL LIABILITY UNDER THIS AGREEMENT, FROM ALL CAUSES OF ACTION AND UNDER ALL THEORIES OF LIABILITY, INCLUDING BY CONTRACT OR TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE) HEREUNDER WILL NOT EXCEED THE AMOUNT OF [***] AND, (III) AFTER FIVE (5) YEARS FROM THE EFFECTIVE DATE, THE TOTAL LIABILITY UNDER THIS AGREEMENT, FROM ALL CAUSES OF ACTION AND UNDER ALL THEORIES OF LIABILITY, INCLUDING BY CONTRACT OR TORT (INCLUDING WITHOUT LIMITATION, NEGLIGENCE) HEREUNDER WILL NOT EXCEED THE AMOUNT OF [***].

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11.2.        ALLOCATION OF RISK AND MATERIAL TERM. THE PROVISIONS OF THIS SECTION 11 (LIMITATION OF LIABILITY) ALLOCATE THE RISKS UNDER THIS AGREEMENT BETWEEN THE PARTIES AND ARE AN INTRINSIC PART OF THE BARGAIN BETWEEN THE PARTIES. THE FEES PROVIDED FOR IN THIS AGREEMENT REFLECT THIS ALLOCATION OF RISKS AND THE LIMITATION OF LIABILITY AND SUCH LIMITATION WILL APPLY NOTWITHSTANDING A FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY AND TO THE FULLEST EXTENT PERMITTED BY LAW.

12.          Independent Contractor Status; No Fiduciary Duties; Subcontracting. It is expressly agreed and understood that Boxed (and any Boxed Representative) is at all times acting as an independent contractor to AEON, and is not an employee, partner, joint venturer, nor agent of or on behalf of, AEON. This Agreement is not intended to, and shall not be deemed to create any partnership, agency, joint venture, or similar relationship between Boxed and AEON. Both Boxed and AEON shall act hereunder solely as independent contractors, and neither Party shall have any power or authority to directly or indirectly bind or act on behalf of the other Party. Each Party specifically disclaims and waives the formation of any fiduciary relationship between them under or in relation to this Agreement and the Services. Boxed may use subcontractors, vendors and other third-party providers in the performance of the Services as it deems appropriate; provided that each such subcontractor, vendor or third-party provider agrees in writing to be bound by (or is already bound by a written agreement with, or professional, legal or fiduciary duty of confidentiality consisting of) confidentiality obligations at least as protective as the terms of this Agreement; provided, further, that Boxed remains responsible for the performance of each such subcontractor, vendor or third-party provider and its compliance with the terms of this Agreement.

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13.          Non-Solicitation. During the period of performance of Services by Boxed and for six (6) months thereafter, neither Party nor its Affiliates shall (a) directly or indirectly solicit or induce any Employee (as defined below) of the other party to terminate his or her employment with such Party, or (b) hire any Employee of such Party without the prior written approval of such other Party. The term “hire” includes, without limitation, employment arrangements, independent contracting, consulting and other similar arrangements. “Employee” shall mean current employees or persons employed within six (6) months prior to the activity prohibited by this Section 13 (Non-Solicitation) and who have been involved in the provision or receipt of Services hereunder. This Section 13 (Non-Solicitation) encompasses Employees of both parties and their Affiliates. It is understood and agreed that the obligations in this Section shall not apply to any Employee of a Party that has initiated employment negotiations with the other Party prior to the Effective Date. For the avoidance of doubt, published employment advertisements by either Party which are aimed at recruiting from among the general public will not be deemed a violation of either Party’s obligations herein and any person responding to such advertisement without any other form of solicitation will not, if hired, be deemed a violation of subsection (b). Notwithstanding the foregoing, each Party and its recruiting vendor(s), if applicable, maintains an obligation to inquire as to whether such Employee or former Employee of the other Party is bound by any restrictive covenants with the employing (or formerly employing) Party.

14.          Notice. Any notice, approval or consent given under this Agreement will be in writing and given to the other Party by Certified Mail, return receipt requested, overnight delivery service, or hand delivery, proper postage or other charges prepaid and addressed or directed to the addresses and through the means (or any other address or means specified by such Party in writing from time to time in accordance with this Section 14 (Notice) from time to time) set forth on Schedule 1. Any notice properly given shall be effective when physically delivered against a signed receipt or electronic delivery notification therefor, when sent electronically with a successful confirmation or lack of failure to send/receive or other “bounceback” message, or when physical delivery is attempted and refused.

15.          No Waiver or Modification. This Agreement may not be amended, modified or terminated except pursuant to a written instrument executed by authorized signatories of each Party hereto. No waiver of, or any failure or delay by a Party in exercising, any right, power or privilege hereunder shall operate as a future waiver thereof or of any other provision of this Agreement, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the full exercise of such right, power or privilege in the future.

16.          Severability. If any term or other provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, such term or other provision shall be modified and interpreted to the extent and manner necessary to render it valid and/or enforceable within the limits of applicable law, and all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

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17.          MANDATORY DISPUTE RESOLUTION AND BINDING ARBITRATION. Any dispute arising out of or in connection with this Agreement shall be attempted to be resolved through informal mediation and dispute resolution conducted by senior executives of the Parties for a period not exceeding ten (10) business days. If the dispute is resolved by the Parties, then this Agreement shall be amended in accordance with the terms hereof to reflect the mutual understanding of the Parties and to avoid future disputes. Absent resolution of the dispute pursuant to the foregoing, then such dispute (including any question regarding its existence, validity, breach, or termination) shall be referred to and finally resolved by arbitration administered by the Singapore International Arbitration Centre (“SIAC”) in accordance with the Arbitration Rules of the Singapore International Arbitration Centre for the time being in force, which rules are deemed to be incorporated by reference in this Section 17 (MANDATORY DISPUTE RESOLUTION AND BINDING ARBITRATION). The seat of the arbitration shall be Singapore. The arbitration panel/tribunal shall consist of three arbitrators, with one arbitrator selected by each Party, and the third appointed by the President of the Court of Arbitration of SIAC, who shall be the presiding arbitrator. The language of the arbitration shall be English. The Party initiating arbitration (the “Claimant”) shall appoint an arbitrator in its request for arbitration (the “Request”). The other Party (the “Respondent”) shall appoint an arbitrator within thirty (30) days of receipt of the Request. If either Party fails to appoint an arbitrator, then that arbitrator shall be appointed promptly by the SIAC. The arbitral award shall be in writing, state the reasons for the award, and be final and binding on the Parties. The award may include an award of costs, including reasonable and documented out-of-pocket attorneys’ and expert witness fees and disbursements. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant Party or its assets.

18.          GOVERNING LAW; VENUE; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF ENGLAND AND WALES WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE TO WAIVE ANY OBJECTION WHICH IT NOW HAS OR MAY HEREAFTER HAVE TO THE SEAT OF THE ARBITRATION AND/OR ANY CLAIM THAT ANY SUCH ARBITRATION OR HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

19.          WAIVER OF JURY TRIAL. WHERE RELEVANT, EACH PARTY HEREBY KNOWINGLY, WILLINGLY, VOLUNTARILY AND WITHOUT DURESS, AND ONLY AFTER CONSIDERATION WITH ITS ATTORNEYS, WAIVES TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH, OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED BY, THIS AGREEMENT OR THE ENFORCEMENT HEREOF, EXCEPT WHERE SUCH WAIVER IS PROHIBITED BY LAW OR DEEMED BY A COURT OF COMPETENT JURISDICTION TO BE AGAINST PUBLIC POLICY.

20.          Allocation of Fees and Costs; Setoff and Recoupment. If any action is filed by either Party hereto to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to its costs and expenses from the non-prevailing party, including its reasonable and documented out-of-pocket attorneys’ fees and costs and expert witness fees and costs. All claims for money or other amounts due or to become due shall be subject to deduction by the claiming Party for any setoff, recoupment, indemnification claim or counterclaim arising out of or relating to this Agreement or any orders with the other Party.

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21.          Force Majeure. Neither Party shall be liable for delays or failure in its performance (other than the payment of sums in connection with monetary obligations) if rendered impossible or commercially impracticable in whole or in part owing to acts of God, public insurrections, war, riots, terrorism, epidemics and pandemics, floods, fires, natural disaster, strikes, lockouts, or other labor disputes, changes to applicable laws and/or regulations, failure of the public Internet, communications or power failure, failure of the public payment system, denial of service and other malicious third-party attacks (provided always that the relevant Party has implemented reasonable cybersecurity measures in accordance with prevailing industry standards), and other circumstances of substantially similar character beyond the reasonable control of the affected Party(ies) (collectively, “Force Majeure”). In the event of the occurrence of an event of Force Majeure, the Party prevented from or delayed in performing its obligations hereunder must use all commercially reasonable efforts to notify the other Party as soon as commercially practicable of (i) the existence of the Force Majeure and a reasonably detailed description thereof; and (ii) the effect of the Force Majeure on such Party’s ability to perform its obligations under this Agreement. Any Party(ies) so affected will use all commercially reasonable efforts to minimize the effects of the event of Force Majeure and to update the other Party of all such efforts and any changes in the existence of the Force Majeure event, as necessary. The affected Party(ies) will resume performance as soon as commercially practicable after it is no longer subject to the Force Majeure. Notwithstanding anything to the contrary herein, if a Party hereto is subject to a Force Majeure for longer than sixty (60) consecutive days, the parties agree that they will discuss, in good faith, for a period of ten (10) calendar days potential modifications to this Agreement to address the Force Majeure circumstances and, if an agreement cannot be reached, either Party may immediately terminate the Agreement and Boxed will refund any unearned amounts paid in advance to it by AEON no later than thirty (30) days from the date of termination.

22.          Assignment; Successors and Assigns. Neither Party may assign or transfer this Agreement, in whole or in part, by operation of law or otherwise, without the other Party’s express prior written consent. Any attempt to assign or transfer this Agreement, in contravention of the foregoing will be null and void and of no effect ab initio. Notwithstanding the foregoing, (1) AEON may assign this Agreement to an Affiliate of AEON in connection with an internal reorganization without Boxed’s consent but with no less than thirty (30) days’ advance written notice to Boxed, and (2) Boxed may assign this Agreement without consent other than to an AEON Competitor in connection with the sale of all, or substantially all, of its equity, debt, and/or assets to which this Agreement relates (whether by merger, consolidation, transfer of control, sale of assets, operation of law or otherwise) upon not less than thirty (30) days’ advance written notice of such proposed sale and assignment to AEON; provided that any proposed assignee assumes all rights and obligations of the assigning Party under the Agreement. Subject to the foregoing, this Agreement will bind and inure to the benefit of each Party’s permitted successors and permitted assigns.

23.          No Third-Party Beneficiaries. Unless expressed otherwise (e.g., with respect to indemnification), each Party intends the terms and provisions of this Agreement to solely benefit Boxed, AEON and the relevant AEON Affiliates that have entered into implementing SOWs. Unless expressed otherwise herein, the Parties do not otherwise intend to, and do not, confer third-party beneficiary rights on any other person or entity and no third party shall be entitled to enforce this Agreement or claim benefits of a contractual nature hereunder.

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24.          Counterparts. This Agreement may be executed in any number counterparts, each of which is deemed to be an original and all of which together constitute one and the same agreement. Each Party may sign this Agreement using an electronic or handwritten signature, which are of equal effect, whether on original or electronic copies. Each copy of this Agreement bearing the facsimile transmitted signature of the authorized representatives of each of the Parties shall be deemed to be an original.

25.          Entire and Exclusive Agreement. The provisions herein, together with the SOWs issued hereunder, constitute the entire and exclusive agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements and understandings, whether oral, written or otherwise, and all other communications between the parties. It is understood and agreed that no usage of trade or other regular practice or method of dealing between the parties will be used to modify, interpret, supplement, or alter in any manner the terms of this Agreement. No term or condition contained in any document provided by one Party to the other Party pursuant to this Agreement shall be deemed to amend, modify, supplement, or supersede or take precedence over the terms and conditions contained herein; provided, however, that to the extent the terms and conditions of an exhibit, schedule, annex or other attachment to and referenced in this Agreement may conflict, such exhibit, schedule, annex or other attachment shall control as to its subject matter.

26.          Guarantee. In consideration of AEON entering into this Agreement, Giddy Inc. (a) guarantees to AEON and/or AEON’s Affiliates the due and punctual performance by Boxed of each and all of its obligations, representations, warranties, duties and undertakings hereunder when and if such obligations, representations, warranties, duties and undertakings shall become due and performable according to the terms of such Agreement; and (b) undertakes that, if Boxed fails to perform in full and on time any of its obligations, duties and undertakings, Giddy will, on demand, perform or procure the performance of the same in accordance with the terms of this Agreement; provided, in each case, the limitations applicable to Boxed’s liability set forth in Section 11 will apply to Giddy Inc. and Boxed collectively and not individually. Giddy Inc. further agrees that it shall not in any way, whether or not known to it, be released from liability under this guarantee by any act, omission, matter or other thing whereby (in absence of this provision), it would or might be released in whole or in part from liability under the guarantee set out in this clause. Any amendment, variation or modification made to this Agreement or any SOW shall be subject to Giddy Inc.’s written consent that this guarantee remains in force and covers the amendment, variation or modifications made to this Agreement or any SOW.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties acknowledge that each has fully read and understood this Agreement, and intending to be legally bound thereby, executed this Agreement on the date set forth below.

ASHBROOK COMMERCE SOLUTIONS LLC		AEON INTEGRATED BUSINESS SERVICES CO., LTD

By:	/s/ Chieh Huang	By:	/s/ [***]

Name:	Chieh Huang	Name:	[***]

Title:	President	Title:	[***]

For the purposes of acknowledging and accepting the Guarantee set forth in Section 26:

GIDDY INC.

By:	/s/ Chieh Huang

Name:	Chieh Huang

Title:	CEO

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Execution Version

ANNEX I

LICENSED PLATFORM CORE COMPONENTS AND SERVICES

[ATTACHED.]

[Remainder of page intentionally left blank.]

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[***]

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[***]

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[***]

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[***]

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ANNEX 2

SAMPLE CHANGE REQUEST FORM

CHANGE REQUEST [#1]

TITLE/DESCRIPTION: (if any)

REQUESTED BY: [AEON]

1.	Change Request

1.1.	This Change Request is dated [INSERT DATE] and sets out the scope of Changes to the Licensed Platform licensed to [AEON] pursuant to the Statement of Work 202[x]-[x] (dated [INSERT DATE]) between Boxed and [AEON] (“SOW”), under the Boxed Platform Development and Services Agreement (dated [INSERT date]) (“MSA”).

1.2.	The terms used in this Change Request, if not defined, shall have the same meaning as attributed to them under the SOW and/or the MSA.

2.	High-Level Requirements

2.1.	The purpose of this Change Request is to [ ].

2.2.	[AEON] intends to [ ], however the existing Licensed Platform does not [ ].

3.	Detailed requirements of Change Request

S/N	Requirement	Description/Comments
#1
#2
#3
#4
#5

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4.	Assumptions [technical assumptions]

4.1.	The following assumptions are required to implement this Change Request:

4.1.1.      [insert as applicable]

4.1.2.      [insert as applicable]

4.1.3.      [insert as applicable]

5.	Solution / Design

5.1.	Boxed will carry out the following:

S/N	Deliverables	Description/Comments
#1
#2
#3
#4
#5

6.	Solution Impact

6.1.	The implementation of the Deliverables would result in the following impact:

6.1.1.      Object model impact: [ ]

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6.1.2.      Interface impact: [ ]

6.1.3.      Workflow impact: [ ]

6.1.4.      Migration impact: [ ]

6.1.5.      Others (if any): [ ]

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EXHIBIT A

DATA SECURITY ATTACHMENT

Each Party understands and agrees that the other Party highly values the confidentiality, integrity, and availability of its respective Data that it shares pursuant to the Agreement, and, as a result, data security is a top priority of Boxed and AEON.

This Data Security Attachment describes policies and procedures each Party has implemented that are intended to protect against the loss, misuse, unauthorized access, alteration, and disclosure of the other Party’s Data.

1.	Information Security. During the Term, each Party will:

1.1.	Maintain an information security program consistent with or superior to applicable industry standards of the relevant Territory that includes (i) information security policies; (ii) access management; (iii) physical security; (iv) incident response plans; (v) hiring policies; (vi) employment termination policies; (vii) privacy policies; and (viii) data security procedures.

1.2.	Maintain physical, technical, and administrative safeguards intended to protect against the loss, misuse, unauthorized or unlawful access to, use of, or disclosure of the other Party’s Data. This includes, but is not limited to, (i) securing business facilities, data centers, paper files, servers, backup systems, and computing equipment, including, but not limited to, all mobile devices and other equipment with information storage capability, in a manner intended to prevent any unauthorized access in accordance with industry standards, (ii) implementing network, application, database, and platform security appropriate to the nature of the information being transmitted; and (iii) implementing appropriate authentication and access controls within media, applications, operating systems, and equipment.

1.3.	Maintain physical or logical separation, to the extent practicable, of the other Party’s Data from information of the other Party, its Affiliates, its other Representatives and/or its other customers so that such Data is not commingled with any other types of information.

1.4.	Install and maintain firewalls intended to help protect Data accessible via the Internet or from other untrusted networks.

1.5.	Maintain intrusion detection and prevention measures and end point security controls.

1.6.	Encrypt PII and other sensitive Data (e.g., Data constituting Confidential Information) in transit across external untrusted networks.

1.7.	Encrypt backups of Data and authentication credentials at rest.

1.8.	Utilize anti-virus software, where appropriate, to protect information assets.

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1.9.	Implement a risk management program to conduct risk assessments, address security vulnerabilities, deploy security patches within a commercially reasonable timeframe and promptly implement, at its sole cost and expense, a corrective action plan to address the results of the testing.

1.10.	Implement and maintain a written information security program in accordance with industry standards of the relevant Territory, including appropriate policies, procedures, and risk assessments that are reviewed at least annually.

1.11.	Implement controls to help prevent a third party from accessing, using or disclosing the other Party’s Data except as specifically authorized in the Agreement or as otherwise approved by the owning Party in a writing delivered prior to any such access, use or disclosure.

1.12.	Restrict access to the other Party’s non-public Data to only those Authorized Users and Representatives who are subject to nondisclosure and confidentiality obligations with respect to Data in accordance with Section 6 (Confidentiality) of the Agreement, and, with respect to non-end user Authorized Users only, who have participated in privacy and information security training, and only provide such access as necessary to develop and deliver the Services as contemplated under the Agreement.

1.13.	Transmit, process and store Data only in the Territory and not in any country, principality or other geographic location subject to the European Union General Data Protection Regulation 2016/679 and any rules, regulations or guidelines implementing such law.

2.	Use and Retention of Data.

2.1.	Neither Party will use the other Party’s Data except as authorized under the Agreement or as otherwise instructed in writing by the owner of the Data.

2.2.	In accordance with the terms of the Agreement or upon a Data owner’s earlier request, the receiving Party will destroy or, as set forth in a written request, return, any and all Data owned by the other Party in its possession or control (including in the possession or control of any Person subject to such Party’s direction or control), and purge its service environment from the other Party’s systems, each in accordance with widely-accepted technical standards, such as NIST’s Special Publication (SP) 800-88 Revision 1, Guidelines for Media Sanitation. The non-owing Party will provide written confirmation of destruction or completed return of the other Party’s Data, as applicable, upon written request. Notwithstanding the foregoing, Boxed may retain all Feedback and de-identified business intelligence or other reporting from the Licensed Platform without constraint or obligation to return or destroy such Data, and each Party may retain such data as it is required to retain to comply with all applicable laws, rules or regulations.

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3.	Third Party Audit and Testing.

3.1.	Each Party will monitor the effectiveness of its security policies and practices, and perform at least an annual Statement on Standards for Attestation Engagements 16 (SSAE-16) SOC 2 Type II assessment, or its industry successor, to be conducted by an independent third-party auditor. Upon written request, each party will provide a summary of its then-current SSAE-16 SOC 2 Type II.

3.2.	Each Party will conduct via a qualified independent third-party attack and penetration testing of the services, information (including Data, Customer Materials and Required Customer Materials) to be provided under the Agreement no less frequent than quarterly, and provide a summary of such testing to the other Party upon written request. Each Party will immediately address any and all identified vulnerabilities in accordance with best industry practice.

4.	Response to Security Breach.

4.1.	AEON will promptly notify Boxed by email (security@boxed.com with copies to legal@boxed.com and notices@boxed.com), and Boxed will promptly notify AEON by email ([***]), upon becoming aware of any actual, suspected or alleged (i) unauthorized use, access, disclosure, alteration, or destruction of the other Party’s Data, or (ii) compromise of the security, confidentiality or integrity of the other Party’s Data, the Services, the Licensed Platform, and/or the physical, technical, or administrative safeguards put in place by a Party and/or its Representatives related to the other Party’s Data, as applicable (each, a “Security Breach”). Such notification shall include a detailed description of the Security Breach, including steps taken since learning of the Security Breach. Incidental access of the good faith acquisition of Data by the other Party or its Representatives, where the information is not used or subject to further unauthorized disclosure, shall not be considered a Security Breach unless otherwise provided by applicable law.

4.2.	After providing notice of a Security Breach to the other Party, the Party subject to the Security Breach will use its best efforts to take the following additional actions to assist the other Party and will:

i.	Identify the specific nature of the Security Breach and the potential implications;

ii.	Assist with any investigation;

iii.	Take immediate measures to help contain, control and remedy the Security Breach in accordance with industry best practices;

iv.	Provide reasonable cooperation and relevant data to the other Party and its Representatives;

v.	Facilitate interviews with its ow Representatives and other Persons involved in the Security Breach;

vi.	Maintain, preserve and make available all relevant records, logs, files, data reporting, and other materials required to comply with applicable law, regulation, industry standards, or as otherwise required by the other Party;

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vii.	Monitor the situation for evidence of continuing or additional security breaches;

viii.	Promptly help to remedy the circumstances that permitted the Security Breach to occur and use best efforts to prevent a recurrence of any such Security Breach;

ix.	Reimburse the other Party for all actual costs and expenses incurred in responding to, and mitigating damages caused by, any Security Breach to the extent caused by the other Party, including all costs of notice and/or remediation; and

x.	Cooperate at its own expense with the other Party in any litigation, investigation, or other action deemed necessary by the other Party to protect its rights relating to the use, disclosure, protection and maintenance of its Data, the Services, the Licensed Platform and/or related software and hardware.

4.3.	Unless required by applicable law as evidenced by an opinion of counsel (internal to suffice), neither Party shall inform any Person of any actual or suspected Security Breach without first obtaining the other Party’s prior written consent, other than to inform a complainant that the matter has been forwarded to its legal counsel. AEON may solely decide, in accordance with the aforementioned opinion of counsel, whether notice of the Security Breach is to be provided to any individuals, regulators, law enforcement agencies, consumer reporting agencies, or others as required by law or regulation, or otherwise. Each Party agrees that the parties must mutually determine: the contents of such notice, whether any type of remediation may be offered to affected persons, and the nature and extent of any such remediation. Boxed shall not unreasonably withhold, condition or be delayed in providing its response regarding the contents of such notice.

5.	Equitable Relief. Each Party acknowledges and agrees that any breach of its covenants or obligations regarding date security and Security Breaches set forth in this Exhibit A may cause the other Party irreparable harm for which monetary damages would not be adequate compensation and agrees that, in the event of such breach or threatened breach, the other Party is entitled to seek immediate equitable relief, including a temporary or permanent restraining order, injunctive relief, specific performance, and/or any other relief that may be available from any court, in addition to any other remedy to which such Party may be entitled at law or in equity, in each case, without the need to prove any damages or post any bond or other security. Such remedies shall not be deemed to be exclusive but shall be in addition to all other remedies available at law or in equity, subject to any express exclusions or limitations in the Agreement to the contrary.

[Remainder of page intentionally left blank.]

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EXHIBIT B

SAMPLE SOW

STATEMENT OF WORK UNDER

BOXED PLATFORM DEVELOPMENT AND SERVICES AGREEMENT

SOW #:	CONTACT INFORMATION
Client:
Date:

Company:	Ashbrook Commerce Solutions	Client:	AEON Integrated Business Services Co., Ltd.
Address:	451 Broadway, 2nd Floor	Address:	[***]
City, State, Zip:	New York, NY 10013	City, State, Zip:	[***]
Primary Contact:	[***]	Primary Contact:	[***]
Email:	[***]	Email:	[***]
Billing Contact:	Accounting Team	Billing Contact:	[N/A]
Email:	[***]	Email:	[N/A]

PROMOTION DETAILS

Term Start Date:	[Date]	Term End Date	[Date]

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Services:
Fees and Expenses:	The Fees for the Services payable to Boxed are as follows, which shall be paid by AEON on the payment terms as specified herein: [Development Fee] [License Fee] [Royalty Fee] [Services Fee]
Payment Terms:
MSA Modifications:
[Marketing]:
[Reporting]:
[Data Access and Use]:
[Required Customer Materials]:
Support Levels:

Support service issues are grouped into the following four levels, in each case pertaining to issues that are caused by and in the sole control of Boxed, and excluding, for example, problems caused by AEON, its Representatives, its Authorized Users, and/or the AEON Environment.

Service Issue Level	Definition
P1	Severe problems resulting in complete work stoppage or lack of access for a large number of Authorized Users. No alternatives or work-around identified and work/access cannot continue.
P2	Critical issue which interferes with a major function of the Licensed Platform or causes major usability concerns with respect to the Licensed Platform or related Services.
P3	Material issue which interferes with a minor function of the Licensed Platform but an acceptable work-around is in place.
P4	Cosmetic issues such as typographical errors, misaligned text, or incorrect images.
Boxed will notify and respond to AEON regarding a reported issue as soon as an issue is noted within the response times below:

Service Level	Target Response Times
P1
P2
P3
P4

Service Levels:
Attachments:

THIS SOW IS SUBJECT TO, AND INCORPORATED BY REFERENCE WITHIN, THE BOXED PLATFORM DEVELOPMENT AND SERVICES AGREEMENT EXECUTED BETWEEN BOXED AND AEON AND THIS SOW REPRESENTS AN ADDITION TO SUCH AGREEMENT, AND DOES NOT, EXCEPT AS EXPRESSLY PROVIDED FOR HEREIN (INCLUDING THE SECTION ENTITLED “MSA MODIFICATIONS” ABOVE), MODIFY AND/OR SUPERSEDE ANY PREVIOUSLY AGREED UPON TERMS AND/OR CONDITIONS. THE SIGNATORY OF THIS SOW REPRESENTS THAT THEY HAVE READ, UNDERSTAND AND AGREE TO THE TERMS SET FORTH ABOVE, AND ARE A DULY AUTHORIZED AGENT OF THE APPLICABLE ENTITY BELOW.

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AUTHORIZATION

Boxed Signature:	AEON Signature:
Name:	Name:
Title:	Title:
Date:	Date:

[Remainder of page intentionally left blank.]

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SCHEDULE 1

NOTICE ADDRESSES

AEON:

Name:	[***]

Address:	[***]

Phone:	[***]

E-Mail:	[***]

Boxed:

Name:	Ashbrook Commerce Solutions LLC c/o Giddy Inc. d/b/a Boxed Attention Legal Team

Address:	PO Box 2098 New York, New York, 10013

With copies (which shall not constitute notice) to:	legal@boxed.com and notices@boxed.com

[Remainder of page intentionally left blank.]

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SCHEDULE 2

SOW 1

[ATTACHED.]

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STATEMENT OF WORK UNDER

BOXED PLATFORM DEVELOPMENT AND SERVICES AGREEMENT

SOW #:	2021-1
Client:	AEON
Date:	[***]

CONTACT INFORMATION

Company:	Ashbrook Commerce Solutions LLC	Client:	AEON Integrated Business Services Co., Ltd.
Address:	451 Broadway, 2nd Floor	Address:	[***]
City, State, Zip:	New York, NY 10013	City, State, Zip:	[***]
Primary Contact:	[***]	Primary Contact:	[***]
Email:	[***]	Email:	[***]
Billing Contact:	Accounting Team	Billing Contact:	[***]
Email:	[***]	Email:	[***]

SERVICES DETAILS

Term Start Date:	[***]	Term End Date	[***]
Term Renewal:	Notwithstanding the Term End Date, this SOW shall continue and be effective until ninety (90) days from the date the last implementing SOW issued hereunder expires or terminates, if later than the Term End Date.
Services:	[***]

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Services Territory:	The Services and Fees and Expenses described herein are in contemplation of the Licensed Platform operating only in those Territories specified in one or more implementing SOWs issued under the MSA that set forth with specificity such territories and any services in addition to those expressly set forth herein.
Fees and Expenses:	[***]
Payment Terms:

Unless a different payment schedule is agreed in the applicable implementing SOW, in each Territory, the Platform Usage Fee, the Platform Maintenance Fee, Expenses, and any Additional Activities Fee shall be payable by AEON to Boxed or its designee on a monthly basis pursuant to electronic invoice provided by Boxed to AEON on or prior to [***] of the month succeeding the incurrence of the applicable costs integrated into such Fees. Fees will be payable no later than [***] after AEON’s receipt of the applicable monthly invoice.

The License Fee will be paid in US Dollars according to the payment schedule (“License Fee Payment Schedule”) below: [***]

For each payment milestone stated in the License Fee Payment Schedule, AEON will make payment within [***] upon receipt of the invoice from Boxed.

MSA Modifications:	[To be completed/reviewed prior to execution of SOW.]
Jointly Owned Intellectual Property	None.
Licensed Platform Access and Credentials:	Designated AEON personnel will have administrative access and modification rights to the Authorized User-accessible portions of the Licensed Platform in order to: update the homepage, category pages, product detail pages, product images, promotional collateral and elements (banners, digital endcaps, popups, offer gates, etc.), modify zip-level pricing, product offerings, and promotions; export customer profile and customer transaction information; and to alter business customer verification logic and requirements and export relevant supporting documentation provided by business customers using the Licensed Platform. AEON, its Representatives and its Authorized Users granted administrative access will be solely responsible for the maintenance of account credential security, including any passwords, tokens, keys or other security elements instituted to verify Authorized Users that have administrative rights.

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Required Customer Materials:	Adequate documentation, access credentials, administrative rights and personnel access as may be required to integrate the Licensed Platform with each AEON proprietary platform contemplated to be used in connection with AEON’s end-to-end e-commerce solution, as well as development environments.
Acceptance Testing:

Prior to the implementation of the Licensed Platform in any Territory, the applicable AEON Affiliate operating such instance of the Licensed Platform shall test the Licensed Platform in accordance with the Acceptance Test Plan set out below and in each implementing SOW:

The Acceptance Testing Stage shall be performed in a Boxed-provided testing environment and will include (1) the testing of connectivity and Data exchange between the applicable AEON Affiliate systems and the Licensed Platform (“System Integration Testing” or “SIT”), to make sure that the Licensed Platform is ready for User Acceptance Testing (or “UAT”) and (2) testing the Licensed Platform for acceptance by the applicable AEON Affiliate in accordance with the performance rates set out in the table setting SIT criteria and matrices in the applicable Territory (“SIT Criteria & Matrices Table”). Upon the successful completion of the Acceptance Testing Stage, the Licensed Platform shall be deployed and ready for use. Boxed shall perform the Acceptance Testing Stage procedures (including the provision of the testing environment) without any additional cost to AEON or any AEON Affiliate.

Boxed shall carry out the SIT and identify SIT issues based on the potential impact to affect UAT and provide any workaround or solution. Boxed to certify ready for UAT. The applicable AEON Affiliate shall identify UAT issues based on the potential impact to affect its ability to implement the Licensed Platform in the Territory. The Licensed Platform will be validated by the applicable AEON Affiliate via UAT procedures performed during the UAT stage. Boxed shall provide a workaround, solution or fix to the identified issues within the timeframe stipulated in the Acceptance Test Plans.

Any disagreements on acceptance issues shall be escalated to a steering committee, which is comprised of representatives from Boxed and the relevant AEON Affiliate for resolution.

Support Levels:

The following Service Levels shall apply to each instance of the Licensed Platform operating under each implementing SOW after successful completion of the Acceptance Testing Stage, regardless of Territory:

Chat Support: Chat support (via Slack or such replacement as may be mutually agreed) is available during Boxed Business Hours. “Boxed Business Hours” are defined as 24x7 for P1 issues, and 10:00 am – 6:00 pm Singapore time (GMT+8), Monday through Friday (excluding national and local holidays) for P2-P4 issues.

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Service Monitoring: The Licensed Platform is monitored 24x7 for uptime and performance levels by multiple Boxed and third-party personnel and/or technology platforms that are notified via chat client and/or email when interruptions occur at the platform level. AEON agrees to provide Boxed with the technical assistance and information Boxed reasonably needs to provide the Services hereunder and the Support Levels described herein.

Service Issue Levels: Support service issues are grouped into the following four levels, in each case, pertaining to issues that are caused by and in the sole control of Boxed and/or its Representatives, and excluding, for example, problems caused by AEON, its Representatives, its Authorized Users, and/or its third-party technology, software, hardware and services integrated into or with the Licensed Platform.

Service Issue Level	Definition
P1	Severe problems resulting in complete work stoppage or lack of access for a majority of Authorized Users. No alternatives or work-around identified and work/access cannot continue.
P2	Critical issue which interferes with a major function of the Licensed Platform or causes major usability concerns with respect to the Licensed Platform or related Services.
P3	Material issue which interferes with a minor function of the Licensed Platform, but an acceptable work-around is in place.
P4	Cosmetic issues such as typographical errors, misaligned text, or incorrect images.
Boxed will notify and respond to AEON or the relevant AEON Affiliate regarding a reported issue as soon as an issue is noted within the response times below:

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Service Level	Target Response Times	Response and Target Recovery Times
P1	Boxed to acknowledge receipt as soon as practicable, no later than one (1) hour after receipt.	Boxed to work on the problem and resolve as soon as practicable and provide a fix, workaround, release or updated release designed to allow AEON or the relevant AEON Affiliate to use all functions of the Licensed Platform in all material respects no later than twenty-four (24) hours after receipt of support request or otherwise upon learning of the problem. If Boxed resolves the support request by way of a work-around, the support request will be reduced to a P2. Boxed will provide AEON or the relevant AEON Affiliate with status updates every hour.
P2	Boxed to acknowledge receipt as soon as practicable, no later than three (3) hours after receipt.	Boxed to use reasonable best efforts to resolve the support request as soon as practicable and provide a fix, workaround, release or updated release that allows AEON or the relevant AEON Affiliate to use all functions of the Licensed Platform in all material respects no later than forty-eight (48) hours of receipt of support request. Boxed will provide AEON or the relevant AEON Affiliate with status updates every 8 hours.
P3	Boxed to acknowledge receipt of a support request as soon as practicable, no later than three (3) business days after receipt.	Boxed to use commercially reasonable efforts to resolve the work request and provide a fix, workaround, release or updated release that allows AEON or the relevant AEON Affiliate to use all functions of the Licensed Platform in all material respects within ten (10) business days of receipt of support request. Boxed will provide status updates as reasonably requested by AEON.
P4	Boxed to acknowledge receipt of a support request in a reasonable period of time.	Boxed to use commercially reasonable efforts to resolve the work request and provide a fix, release or updated release designed to respond to AEON’s or the relevant AEON Affiliate’s request in all material respects.

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Response Delay Remedy:

If the actual response time to a Service Issue exceeds the applicable Targeted Response Time above, AEON’s or AEON Affiliate’s exclusive remedy, and Boxed’s entire liability under the Agreement for such delay, will be, upon AEON’s or AEON Affiliate’s written request to Boxed made no more than thirty (30) days after the applicable delay, for Boxed to issue a refund or credit based on the following table:

Service Credits Table for with respect to P1 Service Level

Difference between Service Level and Target Service Level, where Service Level has fallen below Target Service Level (Difference occurs for a continuous period of time within monthly service period)	Service Credits
24 hours or less than 48 hours	[***]
48 hours or less than 72 hours	[***]
72 hours or less than 96 hours	[***]
96 hours or less than 120 hours	[***]
120 hours or less than 144 hours	[***]

For the avoidance of doubt, under each implementing SOW, AEON or the applicable AEON Affiliate will not be eligible for more than one service credit pursuant to the table above in any given monthly service period.

Service Credits Table for with respect to P2 Service Level

Difference between Service Level and Target Service Level, where Service Level has fallen below Target Service Level (Difference occurs for a continuous period of time within monthly service period)	Service Credits
24 hours or less than 48 hours	[***]
48 hours or less than 72 hours	[***]
72 hours or less than 96 hours	[***]
96 hours or less than 120 hours	[***]
120 hours or less than 144 hours	[***]

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For the avoidance of doubt, under each implementing SOW, AEON or the applicable AEON Affiliate will not be eligible for more than one service credit pursuant to the table above in any given monthly service period.

Actual response/recovery times in excess of the Targeted Response Times/Targeted Recovery Times for P3 and P4 Service Levels shall not be eligible for a refund or credit and will not constitute a material breach of this SOW.

Boxed shall meet the Targeted Response Times and Targeted Recovery Times for all incidents.

Seven (7) business days after the end of each month for which the Licensed Platform is in operation, Boxed shall provide each AEON Affiliate with a report setting out the extent to which it met each of the Target Response Times and Target Recovery Times in that month for their territory (“Monthly Service Level Report”).

Notwithstanding the accrual of the Response Delay Remedy by the AEON Affiliate under an implementing SOW, Boxed shall take commercially reasonable actions reasonably necessary to ensure that the relevant Service Levels are met on an ongoing basis as soon as possible following any failure to achieve a Service Level.

If (i) the actual response time for more than 10 P1 or P2 Service Issues exceed the Targeted Response Times in a span of 4 consecutive months for a relevant Territory, or (ii) where the Actual Availability Levels of the Licensed Platform in the relevant Territory falls by more than 30% below the Required Availability Levels in more than two (2) months in any consecutive six (6) month period (each of (i) and (ii), “Material Service Level Failures”), then, [***]

AEON or any relevant AEON Affiliates who choose to terminate the implementing SOW as a result of a Material Service Level Failure (“Terminating AEON Partners”) shall send a notification to Boxed of their intention to terminate such implementing SOW within one (1) month from the applicable Material Service Level Failure. Any licences provided by Boxed to AEON and Terminating AEON Partners shall continue for another three (3) calendar months from receipt of notification subject to continued payment by AEON and Terminating AEON Partners of the applicable fees under the applicable SOW during such three (3) calendar month period.

Parties expressly agree that this clause in this SOW will govern, control, supersede and take precedence in the case of any conflict with the MSA (particularly but not limited to Section 9 of the MSA).

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Service Levels:

Licensed Platform Availability Level:

The Licensed Platform will be accessible, which means that, among other things, the portions of the Licensed Platform and related Services described herein will be capable of being accessed by Authorized Users in the ordinary course of business in accordance with this SOW and each applicable implementing SOW (“Available”) during any 30-day period:

(i) [***] of the time during the hours of 6:00 am to 9:00 pm, prevailing local time, Monday through Saturday (“Core Hours”); and

(ii) [***] of the time during all other hours (“Non-Core Hours”, and each such percentage, a “Required Availability Level”).

The “Actual Availability Level” of the portions of the Licensed Platform hereunder will be measured using the following calculation:

(X/Y) x 100% = Actual Availability Level

Where:

X = Minutes that the applicable portion of the Licensed Platform is Available during the Core Hours or Non-Core Hours (as applicable) during the applicable calendar month; and

Y = Total minutes during the Core Hours or Non-Core Hours (as applicable) during the calendar month less Minutes of Excused Downtime during the Core Hours or Non-Core Hours (as applicable) during the calendar month.

“Excused Downtime” means downtime that is caused by or due to: (1) an event of Force Majeure, Internet service provider failures, hosting and database provider failures, or denial of service attacks; (2) any acts or omissions of AEON or any third-party under its direction or control other than Boxed or its Affiliates acting independently of or contrary to AEON’s directions/instructions; (3) AEON and/or third-party equipment, software or other technology (other than third-party equipment within Boxed’s direct control); and (4) Routine Maintenance.

“Routine Maintenance”, as used in the Actual Availability Level formula, means scheduled maintenance and take down of the Licensed Platform to conduct scheduled file and data transfer and synchronization, maintenance and take down of related hosting equipment, software, and telecommunications equipment (such maintenance to occur at any reasonable time to minimize the impact on AEON’s Authorized Users). Boxed will use commercially reasonable efforts to schedule and provide all Routine Maintenance during the Non-Core Hours upon no less than five days’ notice to AEON, and Boxed will only schedule and perform Routine Maintenance during Core Hours if it is critically necessary, in which case Boxed will provide AEON electronic notice of planned Routine Maintenance at least twenty-four (24) hours in advance of such Routine Maintenance.

There shall be:

(a)       up to eighteen (18) hours per month available for Boxed to perform maintenance of the relevant Licensed Platform. Boxed may not use such hours in stretches of longer than six (6) consecutive hours each time; and

(b)       a further period of a maximum of twelve (12) hours (or longer as may be agreed by the Parties) for the implementation of each Change Request;

during which the Licensed Platform may have to be taken down (“Maintenance Periods”).

Boxed and AEON and/or AEON Affiliate(s) shall seek to agree to mutually convenient Maintenance Periods for the respective Licensed Platform which minimize disruption to AEON’s and/or AEON Affiliates’ business, and AEON’s and/or AEON Affiliates’ consent shall not be unreasonably withheld. Boxed shall also inform AEON and/or AEON Affiliate(s) of the impact of such maintenance, if any, prior to conducting any maintenance service. However, if the parties are unable to reach such agreement, and in an emergency situation, Boxed may, in its sole discretion, nominate a Maintenance Period by giving written notice to AEON and/or AEON Affiliate(s), which Boxed shall use all reasonable endeavors to give prior notice as to the relevant day or time.

For the avoidance of doubt, nothing shall restrict Boxed’s ability to deploy new code or software capabilities on the Licensed Platform or from maintaining the Licensed Platform where doing so does not materially interfere with the normal operation of the Licensed Platform; and such activities may take place, therefore, outside Maintenance Periods.

Unavailability Remedy:

If the Actual Availability Level falls below the applicable Required Availability Level, AEON’s exclusive remedy, and Boxed’s entire liability under the Agreement, will be, at AEON’s option and upon AEON’s written request to Boxed made no more than thirty (30) days after the end of such calendar month, for Boxed to remedy any deficiencies causing the failure to meet the applicable Required Availability Level during such calendar month and to issue a refund or credit equal to [***]

[***]	[***]

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Change Requests

Change Requests:

AEON or a relevant AEON Affiliate may at any time during the Term of this SOW or the relevant implementing SOW (where applicable) request a Change (as defined below) to the Licensed Platform features or the scope of Services provided under this SOW by giving a Change Request to Boxed describing such request.

“Change” means a change including an amendment, addition, or deletion to the Services or functions of the Licensed Platform provided by Boxed to AEON and/or the relevant AEON Affiliate, including the scope of the Services, Supports Levels, Service Levels, and/or customization of the Licensed Platform.

A sample Change Request is annexed to this SOW at Annex 2.

Upon receiving such a Change Request, (a) if such Change is reasonably feasible in Boxed’s determination, Boxed shall, within a commercially reasonable time frame after receipt, provide an estimate of the time and additional fees required in order to implement the Change, or (b) if such Change is not reasonably feasible in Boxed’s determination, Boxed shall so notify AEON or the relevant AEON Affiliate.

In providing Boxed with an estimate of the time required to implement the Change Request, Boxed may also evaluate, discuss and negotiate the scope of the Change Request with AEON or the relevant AEON Affiliate. Boxed shall also propose variations or amendments, if any, to the scope of the Change Request if it reasonably considers that the variation or amendment would result in material benefits to AEON or the relevant AEON Affiliate, whether by reason of accelerated timelines or any other tangible improvements to the scope of the original Change Request as submitted by AEON or the relevant AEON Affiliate, or if it considers such variations or amendments necessary due to engineering, computing, or software limitations. AEON or the relevant AEON Affiliate is not obligated to agree to such variations or amendments to the original Change Request proposed by Boxed.

After receipt by AEON or the relevant AEON Affiliate from Boxed of the estimate of the time or additional fees required or any proposed variation or amendment to the original Change Request (if any), AEON or the relevant AEON Affiliate and Boxed shall evaluate, discuss and negotiate the terms of such Change Request. For the avoidance of doubt, Boxed will evaluate any Change Request in good faith, but will not be required to agree upon any Change Request.

Boxed shall commence work to implement the Change upon the Parties executing the Change Request in accordance with the terms of such Change Request.

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Attachments:	Annex I (Licensed Platform Core Components and Services).

THIS SOW IS SUBJECT TO, AND INCORPORATED BY REFERENCE WITHIN, THE BOXED PLATFORM DEVELOPMENT AND SERVICES AGREEMENT (MSA) EXECUTED BETWEEN BOXED AND AEON (DEFINED TERMS USED AND NOT DEFINED HEREIN HAVING THE MEANINGS ASCRIBED TO SUCH TERMS THEREIN) AND THIS SOW REPRESENTS AN ADDITION TO SUCH AGREEMENT, AND DOES NOT, EXCEPT AS EXPRESSLY PROVIDED FOR HEREIN (INCLUDING THE SECTION ENTITLED “MSA MODIFICATIONS” ABOVE), MODIFY AND/OR SUPERSEDE ANY PREVIOUSLY AGREED UPON TERMS AND/OR CONDITIONS. THE SIGNATORY OF THIS SOW REPRESENTS THAT THEY HAVE READ, UNDERSTAND AND AGREE TO THE TERMS SET FORTH ABOVE, AND ARE A DULY AUTHORIZED AGENT OF THE APPLICABLE ENTITY BELOW.

BOXED Signature:	/s/ Chieh Huang	AEON Signature:	/s/ [***]
Name:	Chieh Huang	Name:	[***]
Title:	President	Title:	[***]
Date:	[***]	Date:	[***]

Giddy Signature:	/s/ Chieh Huang
Name:	Chieh Huang
Title:	CEO
Date:	[***]

[Remainder of page intentionally left blank.]

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STATEMENT OF WORK UNDER
BOXED PLATFORM DEVELOPMENT AND SERVICES AGREEMENT

SOW #:	2021-2
Client:	AEON
Date:	[***]

CONTACT INFORMATION

Company:	Ashbrook Commerce Solutions LLC	Client:	AEON CO. (M) BHD. (198401014370 (126926-H)) (“AEON Malaysia”)
Address:	451 Broadway, 2nd Floor	Address:	[***]
City, State, Zip:	New York, NY 10013	City, State, Zip:	[***]
Primary Contact:	[***]	Primary Contact:	[***]
Email:	[***]	Email:	[***]
Billing Contact:	Accounting Team	Billing Contact:	[***]
Email:	[***]	Email:	[***]

SERVICES DETAILS

Term Start Date:	[***]	Term End Date:	[***]

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Term Renewal:	Notwithstanding the Term End Date set forth above, this SOW shall automatically renew for successive one-year terms on the same terms and conditions set forth herein unless, (1) the MSA or SOW 2021-1 have expired or been terminated; (2) either Party notifies the other Party of its intent not to renew this SOW beyond the then-current term, with or without cause, by providing the non-terminating Party no less than sixty (60) days’ prior written notice before the end of the then-current term; or (3) this SOW is otherwise terminated in accordance with its terms and/or those set forth in the MSA.
Services:	[***]
Services Territory:	The Services, and Fees and Expenses, described herein are in contemplation of the Licensed Platform operating only in the following Territory: Malaysia. Subject to the terms of one or more additional implementing SOWs and the payment of the applicable fees and satisfaction of other applicable conditions described therein, AEON Affiliates formed and located in South East Asia may be granted the right to utilize the Licensed Platform under the Agreement in the applicable territory (or territories) specified in such SOW(s).
Fees and Expenses:	[***]
Payment Terms:

The Platform Usage Fee, the Platform Maintenance Fee, Expenses, and any Additional Activities Fee shall be payable by AEON Malaysia to Boxed or its designee on a monthly basis pursuant to electronic invoice provided by Boxed to AEON Malaysia on or after [***]of the month succeeding the incurrence of the applicable costs integrated into such Fees. AEON Malaysia shall provide Boxed access to portions of the Licensed Platform necessary to calculate each instance of Gross Merchandise Volume or provide a report to Boxed on or prior to [***] of the month succeeding [***]in which the underlying orders occurred, together with an itemized list of any deductions to the Gross merchandise Volume as the result of order cancellations, returns, and/or refunds. Boxed shall itemize and provide details and a breakdown of the Platform Usage Fee, Expenses (where applicable) and any Additional Activities Fee in its electronic invoice. For Year 1, the Fees will be payable no later than [***]after AEON Malaysia’s receipt of the applicable monthly invoice. For Year 2 onwards, the Fees will be payable no later than [***]after AEON Malaysia’s receipt of the applicable monthly invoice. Each monthly payment of Fees by AEON Malaysia to Boxed will be accompanied by a written report with sufficient detail to allow Boxed to verify AEON Malaysia’s calculation of the Platform Usage Fee for such month, including with respect to Non-Marketplace Gross Merchandise Volume, Marketplace Gross Merchandise Volume and Licensed Platform Monetization Revenue.

The License Fee will be paid in US Dollars according to the payment schedule (“License Fee Payment Schedule”) below:

[***]For each payment milestone stated in the License Fee Payment Schedule, AEON Malaysia will make payment within [***]upon receipt of the invoice from Boxed.

MSA Modifications:	None.
Jointly Owned Intellectual Property:	None.

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Licensed Platform Access and Credentials:	Designated AEON Malaysia personnel will have administrative access and modification rights to the Authorized User-accessible portions of the Licensed Platform in order to: update the homepage, category pages, product detail pages, product images, promotional collateral and elements (banners, digital endcaps, popups, offer gates, etc.), modify zip-level pricing, product offerings, and promotions; export customer profile and customer transaction information; and to alter business customer verification logic and requirements and export relevant supporting documentation provided by business customers using the Licensed Platform. AEON Malaysia, its Representatives and its Authorized Users granted administrative access will be solely responsible for the maintenance of account credential security, including any passwords, tokens, keys or other security elements instituted to verify Authorized Users that have administrative rights.
Acceptance Testing:	As set forth in SOW 2021-1.
Support Levels:	As set forth in SOW 2021-1.
Service Levels:	As set forth in SOW 2021-1.
Required Customer Materials:	Adequate documentation, access credentials, administrative rights and personnel access as may be required to integrate the Licensed Platform with each AEON Malaysia or other AEON Affiliate proprietary platform contemplated to be used in connection with AEON Malaysia’s end-to-end e-commerce solution, as well as development environments.
Joinder to MSA:	By executing this SOW 2021-2 below, AEON Malaysia, as of the date hereof, hereby becomes a party to the MSA with the same rights and obligations as if it had been an original party thereto.
Attachments:	Annex II (Licensed Platform – Malaysia-Specific Components and Services).

THIS SOW IS SUBJECT TO, AND INCORPORATED BY REFERENCE WITHIN, THE BOXED PLATFORM DEVELOPMENT AND SERVICES AGREEMENT (MSA) EXECUTED BETWEEN BOXED AND AEON (DEFINED TERMS USED AND NOT DEFINED HEREIN HAVING THE MEANINGS ASCRIBED TO SUCH TERMS THEREIN) AND THIS SOW REPRESENTS AN ADDITION TO SUCH AGREEMENT, AND DOES NOT, EXCEPT AS EXPRESSLY PROVIDED FOR HEREIN (INCLUDING THE SECTION ENTITLED “MSA MODIFICATIONS” ABOVE), MODIFY AND/OR SUPERSEDE ANY PREVIOUSLY AGREED UPON TERMS AND/OR CONDITIONS. THE SIGNATORY OF THIS SOW REPRESENTS THAT THEY HAVE READ, UNDERSTAND AND AGREE TO THE TERMS SET FORTH ABOVE, AND ARE A DULY AUTHORIZED AGENT OF THE APPLICABLE ENTITY BELOW. ANY PARTY NOT ORIGINALLY A PARTY TO THE MSA SHALL, AS OF THE DATE OF THEIR SIGNATURE BELOW, BECOME A PARTY TO THE MSA WITH ALL ATTENDANT RIGHTS AND RESPONSIBILITIES SET FORTH THEREIN AS MODIFIED BY THIS SOW.

********************************************************

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BOXED Signature:	/s/ Chieh Huang	AEON Malaysia Signature:	/s/ [***]
Name:	Chieh Huang	Name:	[***]
Title:	President	Title:	[***]
Date:	[***]	Date:	[***]

Giddy Signature:	/s/ Chieh Huang
Name:	Chieh Huang
Title:	CEO
Date:	[***]

[Remainder of page intentionally left blank.]

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EXHIBIT C

AEON’S STANDARD BRAND GUIDELINES

[ATTACHED.]

[***]

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